As filed with the Securities and Exchange Commission on March 26, 2001.
                                         Commission File No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                 Integrated Spatial Information Solutions, Inc.
                 (Name of small business issuer in its charter)


         COLORADO                        7373                       84-0868815
 ---------------------------    -------------------------       ----------------
(State or other jurisdiction        (Primary Standard           (I.R.S. Employer
     of incorporation           Industrial Classification        Identification
     or organization)                 Code Number)                  Number)


                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716
              ------------------------------------------------------
             (Address and Telephone Number of Registrant's Principal
                                Executive Office)

                 Frederick G. Beisser, Vice President - Finance
                 Integrated Spatial Information Solutions, Inc.
                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716
             -------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                 With copies to:
                            Lester R. Woodward, Esq.
                              Robert P. Attai, Esq.
                            Davis Graham & Stubbs LLP
                       1550 Seventeenth Street, Suite 500
                             Denver, Colorado 80202
                                 (303) 892-9400

          Approximate date of commencement of proposed sale to public:
   From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

================================================================================
      Title of Securities           Proposed Maximum                Amount of
       to be Registered         Aggregate Offering Price        Registration Fee
--------------------------------------------------------------------------------

Subscription Rights(1)                   $0                            $  0
--------------------------------------------------------------------------------

Common Stock, no par value           $2,800,000(2)                     $700
================================================================================


(1) Evidencing the rights to subscribe for shares of common stock. Pursuant to Rule 457(g), no separate registration fee is required for the rights since they are being registered in the same registration statement as the common stock underlying the rights.

(2) Consists of _____ shares to be offered by the registrant pursuant to the rights offering at a price of $__ per share and ____ shares to be offered by the registrant to Human Vision L.L.C. pursuant to the conversion of a promissory note at a price of $___ per share. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 on the estimated maximum offering price of the common stock.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                   Subject to Completion, dated March 26, 2001

PROSPECTUS

                 Integrated Spatial Information Solutions, Inc.

                                  Common Stock
                                  ______ Shares



     Integrated Spatial Information Solutions, Inc. is distributing to the holders of our existing common stock rights to purchase up to an aggregate of ____ shares of its common stock, no par value. If this offering is fully subscribed, then we will receive a total of $2,800,000. The rights are not transferable and will not be listed for trading on any stock exchange.

     Each shareholder of record as of the close of business on April 30, 2001 will receive a right to purchase ___ share[s] of our common stock at a price of $___ for each share of common stock owned by the shareholder on that date. Shareholders who fully exercise their basic subscription rights will be offered over-subscription rights to purchase any shares remaining available for purchase after the exercise by other shareholders of their basic subscription rights.

     Shareholders may exercise their subscription rights beginning on the date of this prospectus. The rights will expire if they are not exercised by 5:00 p.m., Mountain Standard Time, on ________, 2001. All proceeds received in this rights offering will be deposited with Computershare Investor Services as the escrow agent. If the shares available under the rights are not fully subscribed by the expiration date, we may offer the remaining available shares to investors who are not currently shareholders.

     We are concurrently registering ____ shares of our common stock, no par value, for issuance upon conversion of a promissory note executed in favor of Human Vision L.L.C. at a price of $____ per share.

     Our common stock is listed on the Nasdaq Over-the-Counter Bulletin Board under the symbol "ISSS." On March 23, 2001, the closing price of a share of our common stock on the Over-the-Counter Bulletin Board was $0.1094.

                                                   Per Share          Total
                                                   ---------          -----
Offering price...........................           $______         $_______
Estimated Expenses.......................           $______         $_______
Net Proceeds to ISIS.....................           $______         $_______

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    The date of this prospectus is ___, 2001.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                Table of Contents

     Prospectus
Summary................................................................      1
Risk Factors...........................................................      3
Use of Proceeds........................................................      6
Business...............................................................      7
Description of Property................................................     11
Legal Proceedings......................................................     11
Management's Discussion and Analysis...................................     12
Description of Securities to be Registered.............................     19
Market for Common Stock................................................     19
Security Ownership of Certain Beneficial Owners and Management.........     20
Determination of Offering Price........................................     21
Plan of Distribution...................................................     22
Directors and Executive Officers.......................................     27
Certain Relationships and Related Transactions.........................     29
Executive Compensation.................................................     31
Cautionary Statement Concerning Forward-Looking Statements.............     34
Validity of Securities.................................................     34
Experts................................................................     35
Disclosure of Commission Position for Securities Act Liabilities.......     35
Where You Can Find More Information....................................     35
Index to Financial Statements..........................................    F-1

Our executive offices are located at 19039 East Plaza Drive, Suite 245, Parker, Colorado 80134, and our telephone number is (720) 851-0716. We also have a web site located at http://www.isis.cc. Any information that is included on or linked to our web site is not a part of this prospectus.


Until ________,2001, (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

The Company

     Integrated Spatial Information Solutions ("ISIS") is an information technology company specializing in the design, implementation and integration of information management solutions. These include design and development of computer systems that handle data that may come from or be presented in the format of a map. Typically we are involved in the design, specification and implementation of various elements of these systems including software applications, databases and warehouses and secure data communication networks that manage, access and use the geographic information assets of our clients through internet-enabled applications and delivery systems.

The Rights Offering

Grant of basic subscription rights.......    All shareholders of record as of
                                             April 30, 2001 will be granted a
                                             non-transferable right to purchase
                                             _____ share[s] of our common stock
                                             at $___ per share for each share of
                                             common stock held by them as of the
                                             record date. We will not issue
                                             fractional shares. We will round
                                             the rights upward to the nearest
                                             whole share.

Shares outstanding/authorized............    As of March 26, 2001, we had
                                             19,546,525 shares of common stock
                                             issued and outstanding. Assuming
                                             full subscription, after the rights
                                             offering, we will have ______
                                             shares issued and outstanding.

Grant of over-subscription rights........    Shareholders who fully exercise
                                             their basic subscription rights
                                             will be offered over-subscription
                                             rights to purchase any shares
                                             remaining available for purchase
                                             after the exercise by other
                                             shareholders of their basic
                                             subscription rights. If
                                             over-subscription requests exceed
                                             the number of shares that are
                                             available, we will allocate the
                                             available shares pro rata among
                                             those rights holders who
                                             over-subscribed. If
                                             over-subscription requests do not
                                             exceed the number of shares that
                                             are available, ISIS will seek to
                                             place the remaining shares with
                                             other investors.

Subscription period......................    The rights offering will remain
                                             open for a 30-day period from
                                             _____, 2001 until _____, 2001,
                                             unless such period is extended by
                                             us, in our sole discretion, for up
                                             to an additional _____ days.
                                             Shareholders who wish to exercise
                                             their subscription rights must
                                             return the completed subscription
                                             documents along with their payment,
                                             as instructed in the subscription
                                             documents, to the subscription
                                             agent, Computershare Investor

                                             Services, no later than 5:00 p.m.,
                                             Mountain Standard Time, on ______,
                                             2001, unless the subscription
                                             period is extended by us as
                                             described above.

Use of proceeds..........................    If all of the rights offered are
                                             exercised, then the gross proceeds
                                             to ISIS will be $2,800,000. The
                                             gross proceeds from the offering
                                             will be used to: bring our trade
                                             accounts payable current; pay an
                                             arbitration award to our former
                                             chief financial officer; reimburse
                                             our subsidiary, PlanGraphics, for
                                             expenses incurred on our behalf;
                                             enhance working capital; fund
                                             general corporate purposes; and pay
                                             the costs of the offering.


Offering of Shares Pursuant to Conversion of Promissory Note

     We are registering an aggregate of ___ shares of our common stock that may be issued to Human Vision L.L.C. upon the conversion of a promissory note executed by ISIS in favor of Human Vision L.L.C. The promissory note dated February 2, 2001 is in the principal amount of $75,000 and provides that the outstanding principal and interest owed on the note is convertible at the option of Human Vision L.L.C. into shares of ISIS common stock. The conversion price is $___ per share. We will not receive any proceeds from any sale of securities issued to Human Resources L.L.C.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. Prospective purchasers of our common stock should consider carefully the information set forth below, as well as the other information in this report, in determining whether to purchase our common stock.

We have incurred recent losses and may not be able to continue as a going concern.

     We have suffered losses from operations in the past, and our ability to achieve profitability in future reporting periods is uncertain. Since the acquisition of PlanGraphics, Inc. in September 1997, we have incurred net losses for the fiscal years ended September 30, 1997, 1998, 1999 and 2000 in the amount of $2,550,000, $3,000,000, $1,050,000 and $2,570,000, respectively. In connection with their audit report on our consolidated financial statements as of and for the year ended September 30, 2000, BDO Seidman, LLP, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern.

Our inability to complete this rights offering could materially impair our business.

     Our inability to complete this rights offering and raise the expected proceeds would potentially leave us without adequate working capital which could materially impair our business and operations.

There is no guarantee that funding will be available in the future at all or on favorable terms.

     We need additional capital to fund our current operations, bring our trade accounts payable current, satisfy an arbitration award, reimburse PlanGraphics for funds spent on our behalf and fund future growth. There can be no assurance that cash flow from operations, coupled with presently available working capital, will be sufficient to fully fund our expenditures. In addition, our growth strategy involves the acquisition of existing businesses, products and technologies. There can be no assurance that the capital resources necessary to continue operations and fund growth will be available to us, or, if available, will be available on terms favorable to us. Our failure to obtain additional capital resources could have a material adverse affect on our business and financial position.

We may breach covenants in a line of credit that puts us at risk of relinquishing control of PlanGraphics.

     In February 2001, PlanGraphics obtained a letter of credit from Human Vision L.L.C., a related party, in the amount of $325,000 to serve as collateral for the extension of an existing lender's line of credit. As a condition to offering the standby letter of credit, Human Vision L.L.C. required ISIS to pledge its stock in PlanGraphics as security for ISIS's guaranty to Human Vision L.L.C.. If continued, our negative cash flows and recurring losses may cause us to breach certain covenants contained in the existing line of credit. If we breach the covenants contained in the existing line of credit or if the line of credit is not paid in full by April 30, 2001, there is a risk that the lending institution may call the existing line of credit and look to either our accounts receivable pledged as collateral or to Human Vision L.L.C.'s standby letter of credit for payment of the debt. If Human Vision L.L.C. were to pay the debt on behalf of PlanGraphics pursuant to its standby letter of credit, there can be no assurance that Human Vision L.L.C. would not assume ownership of our stock in PlanGraphics through our guaranty.

We must keep pace with technological change and evolving industry standards to compete.

     The global information systems market is highly competitive. The market is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and the continuing introduction of new products and services. Our competitors may develop services and methodologies that will render our services or methodologies obsolete or noncompetitive. Our failure to respond in a timely or effective manner to new and evolving methodologies could have a material adverse impact on our business.

Our contracts with customers allow for short notice termination and could adversely affect our revenues.

     Substantially all of our contracts with our customers are terminable by the customer upon short notice, generally 30 days. We are entitled to revenues earned by performance on such contracts, however, without such revenues being subject to refund. Competition makes it difficult to obtain agreements that would provide us with longer cancellation periods. Also, our customers retain us on a project-by-project basis. Because large engagements often involve multiple tasks, there is a risk that a customer may terminate or delay a project or contract with appropriate notice. Such cancellations or delays could adversely affect our net income as we may be unable to reduce our operating expenses to adequately offset the loss in revenues.

Difficulties in achieving or managing growth could adversely affect results of operations.

     As part of our growth strategy, we expect to pursue acquisitions of existing companies, products and technologies. There can be no assurance that if a favorable acquisition opportunity is presented to us, we will be able to integrate the acquired business, product or technology into our existing business.

Our revenues historically are concentrated in a limited number of customers.

     We have had some concentration of revenues and associated accounts receivable balances in certain customers. During the fiscal year ended September 30, 2000, approximately 19.5% of our sales were concentrated in one customer and during the fiscal year ended September 30, 1999, 12.7% of our sales were concentrated in that same customer. In addition, at September 30, 2000, a separate customer accounted for 19% of our outstanding accounts receivable. The volume of work that we perform for a specific client is likely to vary from period to period, and a significant client in one period may not use our services at the same level or at all in a subsequent period. The loss of a key customer could have an adverse impact on revenues.

Possible infringement of intellectual property rights could harm our business.

     Our success depends, in part, on our ability to protect our proprietary rights and technology. We rely on a combination of statutory and common law copyright, trademark and trade secret laws, nondisclosure agreements and other methods to protect our proprietary rights. Despite our efforts to protect those rights, unauthorized parties may attempt to duplicate or copy aspects of our services or technologies or to obtain and use information that we regard as proprietary. There can be no assurance that our efforts to prevent misappropriation of our methodologies, prior work or technologies will be adequate. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. As a consequence, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which are products and services are made available. Our proprietary rights and technology may not be adequate, and our competitors could independently develop similar rights and technology. Our failure to meaningfully protect our intellectual property could have a negative affect on our business or financial results.

We rely on key personnel.

     Our future success depends in significant part on the continued service of certain technical and management personnel and our ability to attract and retain key technical, sales, marketing, information systems, financial and executive personnel. Key employees of ISIS include Gary S. Murray, Chairman of the Board of Directors, and John C. Antenucci, Acting Chief Executive Officer. ISIS has entered into an employment agreement with Mr. Antenucci and a services agreement with Mr. Murray that expire in September 2003 and June 2001, respectively. Both agreements contain a non-compete provision that restricts Mr. Antenucci and Mr. Murray from pursuing, for one year following his termination date unless otherwise approved by us.

     Competition for personnel is intense, and there can be no assurance that ISIS can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future. The loss of key personnel, especially without advance notice, or the inability to hire or retain qualified personnel, could have a material adverse effect on our business, financial condition and results of operation.

Delinquent reporting under the Securities Exchange Act of 1934 may adversely affect our business.

     We were delinquent in filing our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000. Our delinquency in filing certain reports as required by the Securities Exchange Act of 1934 prohibits us from using a short-form registration statement on Form S-3 to register shares of our common stock until we are in compliance with Securities Exchange Act filing requirements for a period of at least twelve calendar months immediately preceding such registration statement filing. Our inability to use a short form registration statement may delay future financings. In addition, an extended delay in filing our periodic reports could cause the NASD to remove us from the Over-the-Counter Bulletin Board. If our common stock is not traded on the Over-the-Counter Bulletin Board and, instead is traded on the "pink sheets" maintained by the National Quotation Bureau, the ability of stockholders to sell their ISIS common stock may be impaired.

Our stock price is likely to be volatile and could drop unexpectedly.

     The price of our common stock has been volatile in the past. The securities markets have experienced significant price and volume fluctuations in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These fluctuations particularly have affected the market prices of the stocks of technology and Internet-sector companies. These broad fluctuations may hurt the market price of our common stock.

We do not intend to pay dividends.

     ISIS has not paid dividends on our common stock since incorporation. We do not anticipate paying dividends on our common stock in the foreseeable future and intend to devote any earnings to the development of our business.

Shareholders who do not exercise their rights will experience dilution.

     This offering may result in our issuance of up to an additional ___ shares of our common stock, assuming full exercise of the rights offered pursuant to the rights offering and conversion of Human Vision L.L.C's promissory note. If a shareholder chooses not to exercise fully the shareholder's rights, the shareholder's relative ownership interest in ISIS will be diluted.

                                 USE OF PROCEEDS

     If Human Vision L.L.C. opts to convert its promissory note, the issuance of shares of common stock upon such conversion will result in the elimination of the debt evidenced by the note. No cash proceeds from such conversion will be received by ISIS.

     The gross proceeds that we expect to receive from the rights offering are estimated to be $2,800,000, assuming a price of $ _____ per share, before deducting the offering expenses. The offering expenses of this offering are estimated to be $ ______. The gross proceeds will be used as follows if 100%, 75% or 50% of the maximum offering is sold:

                                                                    100%                  75%                 50%
                                                                  ----------          ----------          ----------
Funds available:                                                  $2,800,000          $2,100,000          $1,400,000
                                                                  ==========          ==========          ==========
Proposed uses:
  Additional costs of this offering:
               Registration, filing & related fees                $   10,000          $   10,000          $   10,000
               Legal fees                                             50,000              50,000              50,000
               Accounting fees                                        25,000              25,000              25,000
               Printing fees                                          20,000              20,000              20,000
  Subscription agent fees                                             30,000              30,000              30,000
  Investment banking fees & expenses                                 110,000              85,000              55,000
  Payment of arbitration award                                       390,000             390,000             390,000
  Payment of accounts payable to service contractors                 180,000             180,000             180,000
  Repayment of note to Human Vision L.L.C                             75,000              75,000              75,000
  Repayment of note to BDO Seidman, LLP                              105,000             105,000             105,000
  Payment of accounts payable to PlanGraphics                        600,000             600,000             300,000
  Unallocated working capital                                      1,205,000             530,000             160,000
                                                                  ----------          ----------          ----------
Total:                                                            $2,800,000          $2,100,000          $1,400,000
                                                                  ==========          ==========          ==========

     We have approximately $180,000 outstanding beyond customary terms in accounts payable to our service providers. These services include printing, communications, investor relations, legal and accounting. We expect to bring these accounts payable current with a portion of the proceeds received in this offering.

     As of February 28, 2001 we owed PlanGraphics approximately $560,000 for expenditures made on behalf of ISIS that include salaries, benefits, litigation expenses, bookkeeping expenses, insurance, legal fees, accounting fees, rent, utilities, communications and other common business expenses. We expect that sum to increase approximately $20,000 to $30,000 per month reflecting business expenses unrelated to the offering. Depending on whether this offering is fully subscribed, we estimate that we will reimburse PlanGraphics between $300,000 and $600,000 from proceeds received in this offering.

     We owe BDO Seidman, LLP approximately $130,000 pursuant to a promissory note dated February 15, 2001 for accounting services. The promissory note requires payment of approximately $13,000 per month. Payments are currently being made by PlanGraphics and the balance outstanding shall be paid from the proceeds of this offering either in a lump-sum or from working capital through the balance of the term of the promissory note.

     We owe Human Vision L.L.C. approximately $75,000 pursuant to a promissory note dated February 2, 2001. Human Vision L.L.C. has the option of converting the debt to shares of ISIS common stock at the lower of $0.07 per share or the price per share of the rights offered to existing shareholders. Such shares that may be issued on conversion of the promissory note are also being registered in conjunction with the shares being registered pursuant to the rights offering.

     In a final arbitration decision dated April 20, 2000, we were ordered to pay $330,000 to our former chief financial officer for severance compensation and fees and expenses related to arbitration. The outstanding amount owed on that award including interest and expenses is approximately $390,000.

     The unallocated working capital will be used for general corporate and working capital purposes.


                                    BUSINESS

Business Development

     Integrated Spatial Information Solutions, Inc. ("ISIS") was incorporated as DCX, Inc., a Colorado corporation, on December 8, 1981. At that time, we operated in the custom design and contract manufacture of aircraft-related electronic cable assemblies. As DCX, Inc., we operated principally under contracts to defense contractors for United States Department of Defense acquisition programs and military aircraft maintenance support. At that time, we provided engineering design, prototype development, testing and manufacture of medium and high technology electronic cable assemblies, wire harnesses, electromechanical devices, and test equipment for aircraft maintenance applications.

     On September 22, 1997, we acquired all of the outstanding shares of PlanGraphics, Inc., a professional services information technology company that specializes in the design and implementation of spatial data management systems commonly referred to in our industry as geographic information systems, or "GIS" for short. PlanGraphics, which was incorporated in 1979 in the state of Maryland, has its headquarters in Frankfort, Kentucky.

     Effective as of September 30, 1997, we sold our DCX, Inc. defense electronics manufacturing assets. On June 29, 1998, we changed our name from DCX, Inc. to Integrated Spatial Information Solutions, Inc. Our principal business is now carried out through our wholly owned subsidiary, PlanGraphics, Inc. PlanGraphics provides business-based solutions to the information management needs of federal, state and local governments, public and investor owned utilities, and commercial enterprises where locational or "spatial" information is mission critical. PlanGraphics services clients through the definition, design, implementation and operation of e-services and other computer-based solutions.

     Since we operate primarily through our wholly owned subsidiary, PlanGraphics, we will often use pronouns such as "we," "us," and "our" in this prospectus to refer to the Company and our subsidiary, PlanGraphics, Inc.

Business

Introduction

     In most business settings today, computers are utilized for three general purposes: word processing, data management and spreadsheets. For science and engineering applications, computers have also become critical in alpha-numeric analysis and design. Within the last 30 years, a new application of computer technology has transformed the application of computer science to cartography, geography, planning and engineering by both government and private industry. Known as "Geographic Information Systems" or GIS, this application combines geography, computer cartography and data management into one tool.

     GIS provides a means for managing and analyzing information by relating the geographic location of a feature or event to other description information. GIS software allows information, in both graphic or map information and alphanumeric data to be combined, segregated, modeled, analyzed and displayed.

     Once largely limited to local and state government agencies and large utilities responsible for land and physical asset management, the use of GIS and other spatial information systems has become widespread. While government organizations still build and maintain GIS systems to analyze, plan and regulate land use and natural resources, and utilities continue to use GIS to track and maintain their physical assets, other uses of GIS have become both more common. For example, GIS is being used by utilities to acquire and retain high margin customers, to analyze demographic attributes of potential customers and match the results with facility capacity, and to identify where facility capacity needs to be expanded. State and local governments use the technology for dispatching police and fire resources, responding to catastrophic events, insuring parity in tax appraisals and locating facilities in areas suitable for development.

     In a January 2001 press release, International Data Corporation of Framingham, Massachusetts, estimated that the worldwide spatial information management market reached $1.08 billion in 1999 and would reach $2.1 billion per year by 2004. These numbers are exclusive of the demand of government and commercial enterprises to have higher levels of web access and capability for their information assets - a large portion of which have locational or spatial components. Spatial and data management applications and services have become information technology decision-making tools for utilities, local and state government agencies, and land and resource management organizations. They are used in a wide range of applications, including land management, mineral exploration, crop management and forecasting, environmental remediation, military planning and surveillance, infrastructure development and construction, and business market analysis.

     Such applications and services are part of a broader market, information systems and the information systems consulting market. In an article in Washington Technology, published Feburary 19, 2001, Gartner DataQuest of Stamford, Connecticut, estimated the market for e-government solutions would increase from $1.9 billion in 2001 to $6.5 billion per year in 2005. Similarly, in U.S. and Worldwide Markets and Trends, 1996-2003, found in International Data Corporation's publication #W18902, International Data Corporation projected that consulting service revenue would grow 14.8% per year, reaching $55 billion by 2003. With the anticipated growth in the IS market, we have decided to expand the services we offer to meet the growing information and systems integration needs of public and private enterprises by leveraging our e-services capabilities and specialization in spatial information systems.

     We believe that the information services and technology markets are undergoing structural changes with an increasing frequency of outsourcing of many technological and operational functions. These changes create demand for high quality technology advisory services, project design and management and professional services.

Overview of Operations

     We are independent management consultants who develop GIS and information technology solutions to meet the specific needs of our clients. We do not make the software, but we fill a wide variety of roles to make state-of-the-art software work for a particular organization. We are fully integrated GIS implementers providing our clients with business-based total information technology solutions.

     We serve as architects who work closely with the client to conceive an appropriate solution, whether it be a new computer application, an entire information system, or a fundamental reworking of an existing system. For example, we are helping the Sacramento County, California Assessor's Office transform the way it manages parcel and property ownership data.

     We function as design engineers who define and refine specifications for an information system and lay out pragmatic, cost-effective ways to achieve a solution. For example, we are designing and building a spatial data warehouse for New York City that provides internet-enabled access and applications to a wealth of city data.

     We serve as general contractors who manage the work of several types of vendors, including software and data conversion vendors. We guide clients through the process of acquiring technology, installing networks and building and integrating databases to increase the value of their geographic and spatial information. For example, we are working as a system and data integrator for the Metropolitan Sewerage District in Madison, Wisconsin, building on the information assets of other jurisdictions in the service area and developing GIS applications specific to the sewerage district.

     We function as facility managers, providing on-site professionals who manage and bring technical experience to operate and maintain information systems. For example, we have had an on-site team providing data preparation and quality control for a massive data conversion project for Rhode Island's Providence Gas Company and we are the GIS project manager to the City of Columbus, Ohio Department of Technology.

     We serve as auditors of information systems. We look for improvements to existing systems and keep up with ever-changing technology to ensure that clients are always on the cutting edge of the best practices in the industry. For example, we facilitated the preparation of a statewide strategy for spatial information within the state of Oregon.

     In short, we build and transform legacy systems into systems that provide solutions emphasizing the value of locational data. We extend departmental databases into enterprise assets. We take concepts involving data about places, time, people and things and build practical, cost-effective capabilities that can enable a workforce to better meet the needs and demands of its customers. Although we perform these various functions and services, management views our operations as one business segment.

Our Sales and Marketing Concept

     We conduct our business development using a principal selling model. In doing so, we draw on PlanGraphics' president and practice managers who manage business units and have sales responsibility. Each of the practice managers is supported by a number of executive consultants who have both business development and executive level service delivery responsibilities. We also develop business and follow-on assignments through our project managers. In addition, we maintain business alliances with suppliers of software, data and professional services, including among others, Oracle, ESRI and Space Imaging.

     Our customer service philosophy is to fully understand our customers' needs so that we are able to deliver a high level of value-added services and after-sales support. We believe that highly differentiated customer service and technical support is a key competitive asset. Because both GIS and the Internet are evolving and complex, customers require significant technical support. Consequently, we have developed proprietary methodologies that assure consistency in performance and attain maximum customer satisfaction through attention to customer communication and technical expertise.

We continually monitor our customer service strategy through customer satisfaction surveys, frequent contact with the executive consultants and oversight by practice managers and our senior management.

Business Objectives and Milestones

     We intend to grow our presence in the information services industry by building on the reputation and specialty skills of our subsidiary, PlanGraphics, and to achieve growth rates through proper capitalization at rates that are equal to or in excess of industry growth rates.

     We also believe that there is a market opportunity to consolidate information services and technology companies thereby transforming us into a full service information technology services company with a specialized capability that is proactive in spatial information systems. We further intend to exploit these market opportunities and to increase revenues by acquiring companies with capabilities complementing and enhancing our current services offered to potential clients.

Competition in our Markets

     The spatial information management and technology market includes GIS and is divided into two broad categories: the government sector, which includes agencies at all levels and is presently the larger of the two categories; and the commercial sector.

     The markets in which we operate are highly competitive and can be significantly influenced by marketing and pricing decisions of competitors that have substantially greater resources. We believe that competition will intensify in the future. Our ability to compete successfully depends on a number of factors including:

o    Market presence and geographic coverage;

o    Reputation for reliability, service and effective customer support;

o Breadth and depth of expertise, independence, and sensitivity to the client's requirement for responsiveness and timeliness; and

o    Ability to react to changes in the market and industry and economic trends.

We believe we compete effectively on the basis of breadth and depth of expertise, independence, and sensitivity to the client's requirement for responsiveness and timeliness.

Proprietary Rights

     We rely on general copyright, trademark and trade secret laws to protect our methodologies, prior work and technology. ISIS and PlanGraphics have registered their names and trademarks in the United States and Canada. PlanGraphics has developed and maintains a proprietary methodology for conducting its business. This methodology and certainmarketing, customer and prospect data are maintained and handled as trade secrets and are protected by policy and employment agreements. It is also our policy to require employees and consultants and, when possible, suppliers to execute confidentiality agreements upon the commencement of their relationships with us.

Employees

     Presently we employ a total of 57 full-time employees and 21 part-time employees. Five of our employees are in executive management and three have practice management responsibilities. An additional eight employees are executive consultants. We employ three individuals dedicated to sales. 28 employees serve in varying capacities as consultants and system developers and 21 others who are paid only for the time billable to clients.

     Administrative support consists of accounting, human resources and creative services. Two executive managers and five staff members are involved in accounting services and human resources. An additional five individuals are assigned to creative services and are available to support consulting projects as well as marketing and sales.


                             DESCRIPTION OF PROPERTY

     Our corporate executive offices are located in Parker, Colorado. We lease commercial property in several other locations in the United States as well:


    Location                Property Leased       Approximate Size         Number of Employees
    --------                ---------------       ----------------         -------------------

Frankfort, Kentucky        land and a building    20,500 square feet       32

Parker, Colorado           office space           350 square feet          1

Silver Spring, Maryland    office space           3,854 square feet        15 (An additional 23
                                                                           work in Providence,
                                                                           Rhode Island at a client
                                                                           site)

Newport Beach, California  office space           600 square feet          3

Newark, New Jersey         office space           1,200 square feet        4


     The length of our leases varies from one to five years. We believe that such properties are adequate to meet our current needs. Were any of the existing leases terminated, we believe that there are affordable alternate facilities available and such action would not have a material adverse effect on our business.


                                LEGAL PROCEEDINGS

     ISIS was the respondent in an arbitration claim brought by our former chief financial officer filed in August 1999 with the American Arbitration Association in Jacksonville, Florida. He claimed that he was constructively discharged from ISIS and sought severance compensation equal to three years' compensation, an amount that he argued was provided for in his employment agreement. We asserted that he resigned and was not constructively discharged and, accordingly, was not entitled to severance compensation. The case was arbitrated in February 2000. In a final decision dated April 20, 2000, the arbitrator awarded the former officer $330,000 in separation payments, fees and expenses. All costs incurred by ISIS associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000, we filed an appeal of the award with the State Circuit Court for Duval County, Florida. The appeal was not sustained. It is anticipated that the outstanding amount owed on the award including interest and expenses will be paid out of the proceeds of this offering.

     We are engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of such litigation will not materially affect the financial position or results of operations of ISIS.



                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read together with ISIS's financial statements and accompanying notes included elsewhere in this prospectus. Financial information for each of the two years in the period ended September 30, 2000 has been derived from audited financial statements. Financial information for the three months ended December 31, 2000 and 1999 has been derived from unaudited financial statements.

                               Financial Condition

Going Concern

     In connection with their audit report on our consolidated financial statements as of and for the year ended September 30, 2000, BDO Seidman, LLP, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern because of recurring net losses and negative cash flow.

     The audited financial statements contained in this prospectus show $17.7 million being invested in or contributed to the company since its inception. Our stockholders' equity has declined to approximately $3.2 million as a result of a cumulative deficit of $14.5 million, which includes non-cash charges of $684,000 during the fiscal year ended September 30, 2000, and cumulative non-cash charges of approximately $2.7 million since October 1, 1997. Our operations are not currently profitable, although PlanGraphics, when viewed on a stand-alone basis, has experienced breakeven or better levels of profitability since June 30, 2000, exclusive of extraordinary expenses including those associated with defending a non-compete agreement.

     We require additional funds to bring current our accounts payable, to satisfy our obligations to a former officer as a result of an arbitration award, to repay PlanGraphics for funds advanced in the normal course of business and for working capital through the fiscal year ending September 30, 2002. PlanGraphics requires funds in excess of the amounts due from the parent organization to provide working capital for operations and growth of its business.

     The minimum level of funding that we require to meet the aforementioned funding requirements for ISIS is approximately $1.4 million. Management intends to raise approximately $2.8 million through this rights offering. In addition, management may seek additional and extended lines of credit. Our continued existence is uncertain if we are not successful in obtaining outside funding in an amount sufficient for us to meet our working capital requirements as we resume internal growth.

     Management believes that we have the capacity to address our immediate needs for cash and liquidity through an aggressive approach on a number of fronts. We have entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. We also have reduced or delayed expenditures on items that are not critical to operations. PlanGraphics' credit line has been extended through April 30, 2001. Furthermore, during the course of the fiscal year ended September 30, 2000, we were able to reduce monthly cash flows in excess of $27,000 per month after we made final payments to our former chief executive officer and to a former shareholder of PlanGraphics as well as "right"-sized our office leases.

     We also will continue to consider periodically the sale of our interest in Jobsview.com LLC, held by PlanGraphics. The 7.9% ownership interest of this entity is valued at our original investment cost of $56,400 on the PlanGraphics balance sheet. Recent sales during calendar year 2000 of equity by Jobsview.com would value our holdings at approximately $460,000. Efforts to conserve and develop new sources of cash and equity are complimentary of the improved operating performance of our operating subsidiary during the past two quarters. We anticipate the improved results to continue through the remainder of 2001 as a result of increased contract backlog and assignments as discussed below.

     Although management feels there is a reasonable basis to believe that we will successfully raise the needed funds through equity and debt financing, and successfully extend or refinance the line of credit, no assumption can be made that we will be able to raise sufficient capital to sustain operations or that the subsidiary business will be able to achieve a level of profitability sufficient to carry the parent company's operating expenses. Even though we have successfully obtained working capital in the past by extending our line of credit and raising funds through private placements, there can be no assurance that we will be successful in the future.

Cash Flow

     As of December 31, 2000 we had a net working capital deficit of $1,244,843 as compared to working capital of $124,864 at December 31, 1999. This working capital deficit resulted primarily from decreased revenue and non-recurring expenses for litigation settlements.

     In the three months ended December 31, 2000, we used net cash of $213,273 in operations, as compared to $238,610 used in operations in the three months ended December 31, 1999. While long-term liabilities decreased by $241,259, accounts payable increased by $301,375 and current maturities of notes payable increased by $502,689. We expect to continue to have operating cash flow deficiencies for the near future as we develop and expand our business.

     In the three months ended December 31, 2000, net cash used in investing activities was $7,507 as compared to $88,317 of net cash provided by investing activities in the three months ended December 31, 1999. This was primarily due to the absence of proceeds from sales of assets in 2000 that occurred in 1999.

     We generated net cash of $107,253 from financing activities in the three months ended December 31, 2000, as compared to net cash of $20,306 in the three months ended December 31, 1999. This increase in net cash was primarily the result of increased proceeds from the sale of our common stock in a private offering and the reduced level of payments on debt and leases.

Capital Resources

     As of September 30, 2000, we had lease payment commitments through 2005 of $2,403,075, that will require total annual payments of approximately $572,000 during the fiscal year ending September 30, 2001 as compared to $655,000 for the fiscal year ended September 30, 2000. Of the required payment amount for the current fiscal year, approximately $352,000 is for capital lease obligations and $242,000 relates to operating leases. Management believes normal operating cash flows are adequate to fund these payments. (See also Note 6 to the September 30, 2000 Financial Statements.) We consider our facilities adequate to support anticipated sales and operations for the next several years; accordingly, no major commitment for additional facilities expansion has been entered into for the year ending September 30, 2001. In recent years, however, we have transitioned to smaller and less expensive space when possible. Were any of the existing leases to be terminated we believe there are affordable alternate facilities available and such action would not have an adverse impact.

     Since entering the information technology sector in 1997, we have funded our operations and working capital needs primarily through the public and private placement of our equity securities. In addition, a portion of our capital expenditures has been financed through capital lease obligations payable to financial institutions. We have also on occasion borrowed limited amounts from John C. Antenucci, our acting chief executive officer and Gary Murphy, PlanGraphics' chief financial officer in order to fund temporary working capital requirements.

     During the fiscal year that ended September 30, 2000, we issued 1,658,452 shares of common stock through two private placements in consideration of approximately $463,000 in gross proceeds. In connection with these sales, we also issued warrants to purchase 1,232,452 shares of common stock with varying expiration dates. The warrants are all immediately exercisable and 630,000 are valid for three years and have an exercise price of $.50 per share and 806,452 are valid for five years and have an exercise price of $0.65 per share.

     In October 2000, we completed the sale of another private offering to accredited investors and officers and directors. Pursuant to that offering, we issued 580,000 shares of common stock for gross proceeds of $145,000. We also issued 290,000 warrants to purchase common stock at a price of $0.50 per share, such warrants being exercisable for three years from the date of issue.

     As of December 31, 2000, we had minimal cash and cash equivalents. Our management team estimates that, based upon current expectations for growth, we will require additional funding of up to $2.5 million for the recapitalization of the company and the execution of our current business plan, including the financing of our anticipated capital expenditures, operating losses and the evaluation of acquisition targets. Our management team believes that our current operating funds along with the additional funds generated by this rights offering will be sufficient to fund our cash requirements through September 30, 2002.

     The Company's long-term liquidity requirements may be significant in order to implement its plans. There can be no guarantee such funds can be secured.

Operations Outlook

     We believe that information technology, which includes geographic information systems or "GIS," continues to be a global market that is rapidly evolving and becoming the basis for a myriad of new applications and services to solve customer problems and creating additional markets. We also believe the potential gross profit margins in information technology are much higher than we presently experience and we are working to grow the spatial data management and integration solutions of our GIS business base according to forward looking statements in our business plan, augmenting growth to be achieved through acquisitions.

     As of December 31, 2000, PlanGraphics had work backlog and assignments of approximately $9.3 million comparing favorably to a total of $5.4 million of work backlog and assignments at September 30, 1999 and $4.6 million as of December 31, 1999. We expect this increased level of backlog to result in significantly higher levels of revenue generation in the fiscal year ending September 30, 2001.

     Currently, we plan to grow internally and through acquisitions. We have made substantial progress in positioning PlanGraphics as a provider of Internet-accessible data repositories and warehouses that leverage spatial data. Several of our current assignments and a material portion of our contract backlog and assignments are associated with these initiatives. Furthermore our past marketing investments in China continue to yield results measured by the increased sales of Ikonos imagery, current and anticipated projects funded by the World Bank and a number of alliances and business partner arrangements that have been consummated. In addition, we have taken specific steps to position our company for additional acquisitions including reorganizing our corporate governance and management structure and the retention of third party advisors and investment bankers.

     Our management team believes that we have the capacity to address the immediate needs for cash and liquidity through an aggressive approach on a number of fronts. We have entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. We have reduced or delayed expenditures on items that are not critical to operations. For instance, the credit line available to PlanGraphics has been extended through April 30, 2001.

     We also periodically consider the sale of our interest in Jobsview.com L.L.C., held by PlanGraphics. The 7.9% ownership interest in Jobsview.com is valued at the investment cost of $56,400 on the PlanGraphics balance sheet. Recent sales of common stock by Jobsview.com during fiscal year 2000 would value our holdings at approximately $480,000. Efforts to conserve and to develop new sources of cash and equity are complimentary to the improved operating performance of PlanGraphics during the past two quarters. We anticipate the improvement to continue through the remainder of 2001 and to be accompanied by positive cash flows.

                                                 Results of Operations

                                           3 Months Ended December 31                  Years Ended September 30
                                            2000                 1999                 2000                  1999
                                            ----                 ----                 ----                  ----
Statement of Operations Information:    (unaudited)          (unaudited)
Revenues                               $ 1,649,022           $ 1,806,145           $ 6,048,570           $ 7,990,808
Cost and expenses                        1,951,101             2,014,710             7,826,655             9,289,150
Net loss                                  (302,079)             (208,565)           (1,778,085)           (1,298,342)

Balance Sheet Information:
Total Assets                             7,722,731             8,960,379             7,731,880             9,156,604
Total current liabilities                2,988,810             2,213,021             2,819,956             2,192,935
Working capital                         (1,244,843)              120,292            (1,240,722)              251,802
Shareholders Equity                      3,046,067             4,818,246             3,199,707             4,947,579

Result of Operations for the Three Months ended December 31, 2000

Revenues

     Revenues for the three months ended December 31, 2000 were $1,649,022 compared to $1,806,145 for the three months ended December 31, 1999. This is a decrease of $157,123, or 9%, over the same three-month period from 2000 to 1999. This decrease was related to delays in the start up of contracts and work assignments awarded during that the previous quarter. Delays are typical but unpredictable in length. Despite such delays, revenues for the period ended December 31, 2000 represented an increase of 6.7% over the previous quarter and a 44% increase in revenues over the period ended June 30, 2000. This trend of revenue is a result of increased levels of contracts and assignments developed over the past six months. As a consequence of this recent development, when taken in conjunction with the 102% increase in our backlog of work to $9.3 million from $4.6 million last year at this time, we expect to see increased revenue in the ensuing quarters.

Costs and Expenses

     Our total operating costs and expenses for the three months ended December 31, 2000 amounted to $1,951,101 or 118% of revenues. In the same period in 1999, our total operating costs and expenses were $2,014,710 or 112% of revenues. This year's costs reflect a $63,609 or 3.2% reduction of operating costs from the same period in 1999. Reductions in costs were a result of spending constraints implemented to better align costs with revenues. General and administrative costs remained constant and all other categories of operating costs were reduced in approximate proportion to the reduced revenues. Adoption of an aggressive corporate development and shareholder communication program and increased audit fees resulted in increased expenses of $103,893 over the period ended December 31, 2000.

Net Loss

     Our net operating loss for the three months ended December 31, 2000 increased by $93,514 or 45% over the same period in 1999, as a result of the increased expenditures on corporate development and shareholder communications.

     Our subsidiary, PlanGraphics, had net income for the three months ended December 31, 2000 of $47,307 compared to net income of $42,504 for the same period in 1999. This was a recovery from the its $89,672 net loss for the three months ended September 30, 2000. The operating loss in the prior quarter was offset in part by a $70,000 settlement of a claim for infringement of a non-compete agreement to the benefit of PlanGraphics. Management believes PlanGraphics will continue its six-month trend of positive cash and profitability.

     ISIS's interest expense increased by $7,495 over the prior year as a result of higher interest rates and a small increase in the average outstanding balance of PlanGraphics' line of credit. Other income decreased slightly to $13,425 from the prior year total of $15,952 principally as a result of reduced commissions on travel expenditures. No preferred stock dividends were paid in the current period as there was no preferred stock outstanding at December 31, 2000. The total net loss of $369,252 for the current period is therefore attributable to holders of common stock.

Contract Backlog

     We have a backlog of GIS contracts and work assignments amounting to approximately $9.3 million. The year prior there was $4.6 million of uncompleted work in the backlog. We expect this 102% increase in backlog to be result in significantly increased revenue in the ensuing quarters.

Result of Operations for the Year Ended September 30, 2000

Revenues

     Our revenues decreased $1,942,238 or 24% from $7,990,808 for the fiscal year ended September 30, 1999 to $6,048,570 for the fiscal year ended September 30, 2000. We believe this decrease was related to the delay of contract awards and work assignments that were held in abeyance due to fears of Year 2000 issues. The delays impacted our revenue generation on projects because we typically encounter some lag time finalizing contractual arrangements and arranging needed resources before we are able to begin work. The Year 2000 effect on us was a large decrease in revenue.

Costs and Expenses

     The costs and expenses for the fiscal year ended September 30, 2000 amounted to $7,826,655, a decrease of $1,462,495, compared to $9,289,150 for the fiscal year ended September 30, 1999. Significant reductions in costs and expenses were primarily related to adjustments responding to decreased operating levels. We reduced direct contract costs by approximately $684,306, salaries and benefits by approximately $482,394, and general and administrative expenses by approximately $556,515.

Net Loss

     Our operating loss for the fiscal year ended September 30, 2000 was $1,778,085 compared to $1,298,342 for 1999, a reduction in operating losses of $479,743. This reduction is a result of reduced revenues offset by cost savings in direct contract costs, salaries and benefits and general and administrative expenses.

     Interest expense was reduced by $104,264 to $330,004 in 2000 as compared to $434,268 during 1999, a decrease of 24 percent. The decrease is attributable to an overall reduction of interest bearing debt. Other income increased over the prior year total by $33,900 or 40 percent as a result of increased miscellaneous income.

     Our net loss for the fiscal year ended September 30, 2000 was $2,593,816 compared to $1,057,779 for 1999, an overall increase of $1,518,035. The increased losses for 2000 were primarily due to $589,432 of losses on litigation settlements described in Note 11 to the September 30, 2000 financial statements as compared to a gain of $414,312 that we experienced for litigation settlements in 1999. Net loss attributable to common stockholders amounted to $2,593,816 for the fiscal year ended September 30, 2000 as compared to $1,094,502 in the prior year. Preferred stock dividend expense amounted to $18,002 for fiscal year 2000 compared to $36,723 in fiscal year 1999.

Subsequent Events

     On February 9, 2001, the board of directors approved a loan of $75,000 from a director in exchange for a promissory note. The funds are to be used for certain specified working capital requirements. The board also approved a resolution authorizing us to provide to a related party a security interest in the ownership of PlanGraphics as further collateral for the director providing a standby letter of credit to further collateralize an extension of PlanGraphics' line of credit with National City Bank of Kentucky. In a related matter, National City Bank provided an extension of a $500,000 line of credit for our operating subsidiary through April 30, 2001.

     In November 2000, we announced that we entered into a Letter of Intent to acquire certain business assets of both Microhard Technology, Inc and Certified Professionals and Engineers, Inc. As a result of due diligence reviews we have decided to allow the Letter of Intent to lapse without a transaction. Both parties to the Letter on Intent have agreed to work together on a number of strategic and tactical initiatives and to revisit the acquisition discussions in the future.

     We received notification on November 15, 2000 that our appeal in State Circuit Court for Duval County, Florida of an arbitration award made to our former chief financial officer, Robert S. Vail was unsuccessful. The case was arbitrated in February 2000. In a final decision on April 20, 2000, the arbitrator awarded Mr. Vail a total of $330,000 plus expenses and interest that now total approximately $390,000. The arbitration award will be paid with the proceeds of this rights offering. (See Legal Proceedings on Page 11). Deferred Tax Valuation Allowance -- FY 2001

     We have net operating loss carry-forwards of approximately $10.1 million (See Note 3 to the Condensed and Consolidated Financial Statements in our Form 10-QSB for December 31, 2000). We have established a 100 % valuation allowance on the net deferred tax asset arising from the loss carry forwards in excess of the deferred tax liability. The valuation allowance has been recorded, as our management has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

Effect of Recent Accounting Pronouncements

The pronouncements that may affect us in the current fiscal year are:

     The Financial Accounting Standards Board has recently issued Statement on Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, amended by SFAS No. 138, established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption of this statement has had no material impact on our consolidated financial statements.

     In March 2000, the Financial Accounting Standards Board issued Emerging Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"), which was effective for all such costs incurred for fiscal quarters beginning after June 30, 2000. EITF 00-2 establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, as we have no web site development costs, the adoption of EITF 00-2 had no impact on our financial condition or results of operations. To the extent we begin to enter into such transactions in the future, we will adopt the issue's disclosure requirements in the quarterly and annual financial statements for the year ending September 30, 2001.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), which was effective July 1, 2000, except that certain conclusions in this Interpretation which cover specific events that occur after either December 15, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. This interpretation clarifies the application of APB Opinion 25 for certain issues related to stock issued to employees. We believe our existing stock based compensation policies and procedures are in compliance with FIN 44 and therefore, the adoption of FIN 44 had no material impact on our financial condition, results of operations or cash flows.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective as of the fourth quarter of fiscal year ending September 30, 2001. Management believes the adoption of this bulletin will have no material impact on our financial statements.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     This prospectus covers our offer and sale of up to ________ shares of common stock, pursuant to the rights offering described herein and the shares issuable to Human Vision L.L.C. upon conversion of its promissory note dated February 2, 2001. In our articles of incorporation, as amended, we are authorized to issue up to 2,000,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, par value $.001 per share, designated as cumulative convertible preferred stock. As of March 26, 2001, we had 19,546,525 shares of our common stock outstanding. No shares of preferred stock are currently outstanding. All of the issued shares of common stock are fully paid and non-assessable.

     Under our articles of incorporation, all of the shares of common stock rank equally as to voting rights, participation in a distribution of assets of ISIS on a liquidation, dissolution or winding-up of ISIS and entitlement to dividends. The shareholders are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote. Our common stock has no preemptive or conversion rights.

     In the event of a liquidation, dissolution or winding-up of ISIS or other distribution of our assets, the holders of the shares of common stock will be entitled to receive ratably and equally all of the assets of ISIS after we have paid out our liabilities. Distribution in the form of dividends, if any, will be set by ISIS's board of directors.

     We have never declared or paid dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any future earnings to finance growth.


                             MARKET FOR COMMON STOCK

     Our common stock is traded on Nasdaq's Over-the-Counter Bulletin Board under the symbol "ISSS."

     The range of high and low sales prices per share for ISIS common stock as quoted (without retail markup or markdown and without commissions) on the Over-the-Counter Bulletin Board for the fiscal years ended September 30, 2000 and September 30, 1999, as well as for the fiscal quarter ended December 31, 2000, is provided below. The figures shown below reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions:

                                               High Price            Low Price
                                               ----------            ---------
2001
         First Quarter                            $0.23                $0.14
2000
         Fourth Quarter                           $0.38                $0.22
         Third Quarter                            $0.81                $0.22
         Second Quarter                           $0.81                $0.20
         First Quarter                            $.34                 $0.20
1999
         Fourth Quarter                           $0.38                $0.27
         Third Quarter                            $0.44                $0.25
         Second Quarter                           $0.66                $0.31
         First Quarter                            $0.40                $0.30

     On March 23, 2001, the last reported sales price of our common stock was $0.1094.




                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners:

The following parties own more than five percent of our common stock as of March
26, 2001:

-----------------------------------------------------------------------------------------------------------
         Name and Address of                      Amount & Nature of
           Beneficial Owner                      Beneficial Ownership                          Percentage
-----------------------------------------------------------------------------------------------------------

Ausost Anstalt Schaan                           1,433,428                                         7.3%
Landstrasse 163                                 Sole dispositive and voting power
9494 Furstentums
Vaduz, Liechtenstein

Balmore S.A.                                    1,379,697                                         7.1%
Trident Chambers, Road Town                     Sole dispositive and voting power
Tortola, British Virgin Islands


Security ownership of management:

The directors and officers of ISIS own the following percentages of our common stock as of March 26, 2001:

-------------------------------------------------------------------------------------------------------------------
            Name and Address of                             Amount & Nature of
              Beneficial Owner                             Beneficial Ownership                       Percentage
-------------------------------------------------------------------------------------------------------------------

Jean M. Anderson                                          114,000                                         0.6%
Director                                                  Sole dispositive and voting power
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134

John C. Antenucci                                         1,824,302(1)                                    8.5%
President and Director                                    Sole dispositive and voting power
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134


                                       20



-------------------------------------------------------------------------------------------------------------------
            Name and Address of                             Amount & Nature of
              Beneficial Owner                             Beneficial Ownership                       Percentage
-------------------------------------------------------------------------------------------------------------------

Frederick G. Beisser                                      246,993(2)                                      1.3%
Chief Financial Officer, Secretary, Treasurer             Sole dispositive and voting power
and Director
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134

Raymund E. O'Mara                                         337,261(3)                                      1.7%
Director                                                  Sole dispositive and voting power
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134

Gary S. Murray                                            2,438,042(4)                                    11.1%
Chairman and Director                                     Sole voting power
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134

J. Gary Reed                                              317,033(5)                                      1.6%
Director                                                  Sole dispositive and voting power
c/o Integrated Spatial Information Solutions
19039 East Plaza Drive, Suite 245
Parker, Colorado 80134

All Directors and Officers                                5,297,631                                       21.3%
As a group (6 persons)


---------------

(1) Includes 551,427 shares of common stock issuable pursuant to the exercise of options and warrants and 13,000 shares of common stock owned by Mr. Antenucci's spouse, for which he is deemed to be a beneficial owner.

(2) Includes 179,093 shares of common stock issuable pursuant to the exercise of options and warrants.

(3) Includes 122,500 shares of common stock issuable pursuant to the exercise of options and warrants.

(4) Includes 195,000 shares of common stock issuable pursuant to the exercise of options and warrants. Also includes 848,709 shares of common stock and warrants to purchase 405,000 shares of common stock owned by Human Vision L.L.C.. Mr. Murray, as the principal owner and executive officer, is a control person of Human Vision L.L.C.

(5) Includes 304,090 shares of common stock issuable pursuant to the exercise of options and warrants.


                         DETERMINATION OF OFFERING PRICE

     The board of directors of ISIS decided to set a $ ____ per share subscription price after considering several factors, including the potential increase in the number of outstanding shares in the event the rights offering is fully subscribed. In determining the per share subscription price, the board of directors took into account the recent trading prices of our shares, the possibility that existing shareholders may wish to purchase additional shares of common stock from us and the multiples of book value at which shares of similarly situated companies are trading. The $___ per share subscription price should not be considered to be an indication of our actual value or of the value of our common stock. We have neither sought, nor obtained, any valuation opinion from outside financial advisors or investment bankers.

     The Human Vision L.L.C. promissory note provides for a per share conversion price of the lesser of $.07 or the per share subscription price being offered to existing shareholders in the rights offering.


                              PLAN OF DISTRIBUTION

General

     We are offering _____ shares of our common stock to our shareholders of record as of April 30, 2001 at $ ___ per share in this rights offering. We have not engaged an underwriter in connection with this rights offering. If the rights offering is fully subscribed, we expect to raise proceeds of approximately $2,800,000, before offering costs.

     Our officers and directors may solicit responses from shareholders receiving rights to purchase. These individuals will be acting solely on behalf of ISIS and neither ISIS nor the officers and directors will charge any fee or receive any commissions for the sales. Based on these facts, the officers and directors will not register as brokers or dealers.

     We have retained Brean Murray & Co., Inc. of New York, New York to assist us in structuring the rights offering and to provide other financial and business advisory services. For these services, Brean Murray & Co. will receive warrants to purchase up to 2% of the shares of common stock outstanding after the rights offering. Such warrants will expire five years after the date of issuance and will be exercisable at a price equal to 110% of the exercise price of the rights.

     We have also retained Crossways Consulting Group of Palisades, New York to identify qualified investors to purchase any shares remaining after the current shareholders have exercised their basic and over-subscription rights, provide advisory services on the structure of the rights offering and make recommendations on the positioning and promotion of ISIS to domestic and international business opportunities. For these efforts, Crossways Consulting Group will receive warrants to purchase up to 2% of the shares of common stock outstanding after the rights offering. Such warrants will expire five years after the date of issuance and will be exercisable at a price equal to 110% of the exercise price of the rights.

Description of the Rights Offered

Basic Subscription Rights

     We are granting to our shareholders as of the close of business on April 30, 2001, non-transferable basic subscription rights to purchase up to _____ shares of our common stock, at a price of $___ per share, for each share of common stock held on April 30, 2001.

     If all shareholders fully exercise their subscription rights, we will issue an aggregate of approximately _____ shares of common stock. We will not issue fractional shares. We will round basic subscription and over-subscription rights up to the next whole share. The basic subscription and non-subscription rights are not transferable, except that the assignment by a record or nominee owner of shares to the beneficial owner will be permitted to the extent allowable under applicable state securities laws. A shareholder who does not participate in the rights offering will experience ownership dilution. A shareholder may purchase all or part of the shares to which the shareholder is entitled. Our officers and directors, in their capacity as shareholders, will have the same rights to purchase shares in the rights offering as other shareholders.

     Our directors and officers hold approximately 21 percent of our presently outstanding shares. We believe that they will exercise approximately 50 percent of their shareholder rights during this offering. We further expect that at least one of these officers and directors will elect to participate in over-subscription rights, if available.

         Shareholders cannot revoke their rights subscription certificates once submitted. The board of directors reserves the right to modify, postpone or cancel the rights offering at any time prior to its consummation if it determines that such modification, postponement or cancellation is in our best interests.

Over-subscription Rights

     Shareholders who fully exercise their basic subscription rights will be offered over-subscription rights, subject to availability of shares following the exercise of the basic subscription rights. Pursuant to the grant of over-subscription rights, shareholders who fully exercise their basic subscription rights will be entitled to purchase, also at $_____ per share, the shares remaining available, if any, after exercise of the basic subscription rights by the other shareholders. In the event that more than the available number of shares are subscribed to in connection with the exercise of over-subscription rights, shares will be allocated pro-rata, based on the ratio that the number of shares subscribed to by each over-subscribing shareholder bears to the total number of shares that all over-subscribing shareholders seek to purchase.

     Shareholders must elect to exercise their over-subscription rights during the subscription period, in the manner set forth in the subscription documents provided to them. As with the basic subscription rights, the exercise of any over-subscription rights may not be revoked. Payment for the exercise of any over-subscription rights must be remitted with the payment for basic subscription rights.

Subscription Agent

     By an agreement dated ______, 2001, we appointed Computershare Investor Services as subscription agent for the offering. We will pay its fees and expenses related to the offering. You may direct any questions or requests for assistance concerning the method of exercising your rights, additional copies of this prospectus, the instructions, any nominee-related documents or other subscription documents referred to in this prospectus, to the subscription agent, at the following telephone number and address:

                         Computershare Investor Services
                                  P.O. Box 1596
                           Denver, Colorado 80201-1596
                                 (303) 986-5400

Exercise of Rights

     You may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Mountain Standard Time, on ______, 2001, the date on which the rights expire:

     o Your properly completed and executed subscription certificate with any required signature guarantees or other supplemental documentation; and

     o Your full subscription price payment for each share subscribed for under your subscription privileges.

     Do not send your subscription certificate and subscription price payment to ISIS. Please make sure to send it to the subscription agent.

Method of Payment

     Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

     o Check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

     o Wire transfer of immediately available funds to the subscription account maintained by the subscription agent for the purpose of accepting subscription, in accordance with the following wire instructions: Union Bank & Trust, 100 Broadway, Denver, Colorado 80209, (303) 744-3221, ABA No. 102000908, further credit to 85-02961,
          Attention: Computershare Trust Company, Inc., Escrow Agent.

Receipt of Payment

     Your payment will be considered received by the subscription agent only upon:

     o    Clearance of any uncertified check;

     o Receipt by the subscription agent of any certified check or bank draft drawn on a U.S. bank or of any postal, telegraphic or express money order; or

     o Receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

     If you are paying by uncertified personal check, please note that uncertified checks may take at least five business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to ensure that your payment is received sufficiently in advance of the time the rights expire to ensure that your payment is received and cleared by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your rights.

Delivery of Subscription Materials and Payment

     You should deliver your executed subscription certificate and payment of the subscription price to the subscription agent by one of the methods described below:

     o    If by mail to:   Computershare Investor Services
                           P.O. Box 1596
                           Denver, Colorado 80201-1596

     o    If by hand delivery or by overnight courier to:
                            Computershare Investor Services
                            12039 West Alameda Parkway
                            Suite Z-2
                            Lakewood, Colorado 80228

     o    You may call the subscription agent at (303) 986-5400.

     Your delivery to an address other than the address set forth above will not constitute valid delivery. You are responsible for the method of delivery of your subscription certificate with your subscription price payment to the subscription agent. If you send your subscription certificate and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent before the time the rights expire.

Calculation of Rights Exercised

     If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you deliver to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege for the maximum number of shares. If we do not apply your full subscription price payment to your purchase of shares of common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the offering is completed.

Your Funds Will Be Held by the Subscription Agent Until Shares of Common Stock are Issued

     The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until we issue your shares to you.

Notice to Beneficial Holders

     If you are a broker, a trustee or a depositary for securities who holds shares of our existing common stock for the account of others on April 30, 2001, the record date for the issuance of rights under this offering, you should notify the beneficial owners of those shares of the offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owners with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription certificate and submit it to the subscription agent with the proper payment. If you hold shares of our existing common stock for the account of more than one beneficial owner, you may exercise the number of rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our existing common stock on the record date for the issuance of rights under this offering.

Beneficial Owners

     If you are a beneficial owner of shares of our existing common stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your rights, you should contact your nominee and request it to effect the transactions for you. If you wish to obtain a separate subscription certificate, you should contact the nominee as soon as possible and request that a separate subscription certificate be provided to you.

Determinations Regarding the Exercise of Your Rights

     We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within a period of time as we may determine. We may reject the exercise of any of your rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within a period of time as we decide, in our sole discretion.

     Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of your subscription certificate and we will not be liable for any failure to notify you of any defect or irregularity. We reserve the right to reject subscription certificate if it is not in accordance with the terms of the offering or in proper form. We will also not accept your subscription certificate if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

No Revocation

     Once you have exercised your subscription privileges, you may not revoke your exercise. Rights not exercised before the expiration date of the rights will expire.

Shares Offered to Others

     If the shareholders as of the record date do not exercise their rights to all of the shares available, we will offer the remaining shares to others at $_______ per share. After the rights expire, we will determine the number of remaining shares and officers and directors of ISIS will sell such shares. We have retained Crossways Consulting Group who will provide advisory services on the structure of the rights offering, introductions of individuals and organizations to ISIS who may become qualified investors through the purchase of shares remaining after the offering to existing shareholders and recommendations on the positioning and promotion of ISIS to domestic and international business opportunities. ISIS's officers and directors will be acting solely on behalf of ISIS to sell the remaining shares, and neither the officers and directors nor ISIS will charge any fee or receive any commissions for the sales. Based on these facts the officers and directors will not register as brokers or dealers.

Extensions and Termination

     We may extend the offering and the period for exercising your rights, in our sole discretion. In addition, we may terminate the offering at any time before the time the rights expire.

No Recommendation to Holders of Rights

     We are not making any recommendations as to whether or not you should subscribe for shares of our common stock. You should decide whether to subscribe for shares based upon your own assessment of your best interests in consultation with your legal and financial advisors.

Regulatory Limitation

     We will not be required to issue to you shares of our common stock in the offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights expire, you have not obtained that clearance or approval.

Issuance of Common Stock

     Computershare Investor Services will issue to you certificates representing shares of common stock you purchase under the offering as soon as practicable after the time the rights expire.

     Your payment of the aggregate subscription price will be retained by the subscription agent and will not be delivered to us until your subscription is accepted and you are issued your share certificates. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a shareholder of ISIS, with respect to shares of our common stock subscribed for, until certificates representing the shares are issued to you. Upon our issuance of the certificates, you will be deemed the owner of the shares you purchased by exercise of your rights. Unless otherwise instructed in the subscription certificate, your certificates for shares issued as a result of your exercise of rights will be registered in your name.

     If the offering is not completed for any reason, the subscription agent will promptly return, without interest or deduction, all funds received by it. We will retain any interest earned on the funds held by the subscription agent.

Compliance with State Regulations Pertaining to the Offering

     We are not making the offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase our common stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the rights would be unlawful. We may delay the commencement of the offering in these states or other jurisdictions to comply with their laws. We do not expect that there will be any changes in the terms of the offering. However, we may decide, in our sole discretion, not to modify the terms of the offering as may be requested by some of these states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the offering.


                        DIRECTORS AND EXECUTIVE OFFICERS

The current directors and executive officers of ISIS are:

         Name                Age        Position
         ----                ---        --------

  Jeanne M. Anderson          49         Director

  John C. Antenucci           54         Vice Chairman, Director, President and
                                         Acting Chief
                                         Executive Officer
                                         of ISIS; President and Chief
                                         Executive Officer
                                         of PlanGraphics, Inc.

         Name                Age        Position
         ----                ---        --------

  Frederick G. Beisser        58         Director, Vice President - Finance and
                                         Administration, Secretary and Treasurer

  Raymund E. O'Mara           60         Director

  Gary S. Murray              50         Chairman and Director

  J. Gary Reed                51         Director and Chief Operating Officer of
                                         PlanGraphics, Inc.

All directors hold office until the next annual meeting of shareholders and serve until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Jeanne M. Anderson has been a director of our company continuously since 1987 and served as Chairman of the Board of Directors from January 1, 1997 through October 2, 1997. She is a former President and Chief Executive Officer of ISIS. She served as President and Chief Executive Officer from October 1, 1991 through December 31, 1996. Ms. Anderson has been a small business owner and entrepreneur since retiring from her position as an officer of the company and is presently engaged in cosmotology and related beauty salon activities.

John C. Antenucci is ISIS's President and Acting Chief Executive Officer and has been a director since November 3, 1997. He is the founder and has been the President and Chief Executive Officer of PlanGraphics, Inc. since 1979. He is a former president of AM/FM International (now GITA), a professional association for utility industry users of geographic information systems. He is also a member of the National Academy of Sciences Advisory Committee on the Future of U.S. Geological Survey and served in a similar capacity on the Academy's Advisory Committee for Mapping Sciences. He serves as an advisor to Ohio State University's Center for Mapping, has recently co-authored a chapter of a to-be-published text book on geographic information systems, global positioning systems and remote sensing and was editor and co-author of a leading textbook on geographic information systems. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, D.C. and a Bachelor of Civil Engineering from the same institution.

Frederick G. Beisser joined ISIS as Chief Financial Officer in July 1990 and was promoted to his current position of Vice President - Finance and Administration, on March 28, 1997. He was elected to the Board of Directors in March 1991 at which time he also became Treasurer and was subsequently appointed Secretary on October 1, 1991. Mr. Beisser is a Colorado Certified Public Accountant. Prior to joining ISIS, he held financial management and controller positions with the U.S. Air Force in the United States and abroad. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California, an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado in Pueblo, Colorado. In addition, Mr. Beisser has a diploma from the Air War College. He is also a member of the Board of Directors of Wastemasters, Inc. of El Reno, Oklahoma and Titan Motorcycle Co. of America located in Phoenix, Arizona.

Raymund E. O'Mara has been a director of ISIS since November 3, 1997. He is a principal with Booz Allen & Hamilton, consultants, since 1996. Prior to joining Booz Allen & Hamilton, Mr. O'Mara retired from the U.S. Air Force in 1994 with the rank of Major General. From 1993 until his retirement, he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that served as Vice Commander in Chief, Atlantic Command, Norfolk Virginia for two years. Mr. O'Mara holds a Master of Arts from State University of New York at Plattsburgh, New York and a BS in Electrical Engineering from the New Jersey Institute of Technology at Newark.

Gary S. Murray was appointed Chairman of the Board of Directors on July 6, 1999 and has served as a director of the Company since June 26, 1998. Mr. Murray is the founder and managing member of Human Vision L.L.C., an advisory and investment firm located in Landover, Maryland. He is also co-founder and a principal of Timebridge Technologies (Lanham, Maryland), an e-commerce firm specializing in database and network services that was acquired by Dimension Data Holdings PLC in November 2000. Mr. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, Maryland) until its acquisition by Federal Data Corporation in June 1997. He holds a BBA from Howard University, Washington, D.C. and is a Certified Public Accountant.

J. Gary Reed became a director of ISIS on November 3, 1997. He is the Chief Operating Officer of PlanGraphics, Inc. Mr. Reed has been employed by PlanGraphics in several capacities since 1995. Prior to joining PlanGraphics, he held several executive positions during a twenty-one year career with Geonex Corporation and was named President of that corporation in 1994. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Other Associations

     During the past five years, one principal of ISIS has served as a principal of the following reporting issuers during the periods and in the capacities noted below:

Principal                Reporting Issuer                Capacity              Period
------------             ----------------------          ------------          ---------
Frederick G. Beisser     Wastemasters, Inc.              Director              March 1999 to present

                         Titan Motorcycles of            Director              October 2000 to present
                         America, Inc.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gary S. Murray, Chairman and a director of ISIS, is the principal owner and executive officer of Human Vision L.L.C.. On July 6, 1999, we entered into a consulting agreement with Human Vision L.L.C. Compensation for the consulting services of Human Vision L.L.C. consists of performance options to purchase 322,581 shares of common stock at an exercise price of $0.31 per share if our market capitalization exceeds $30,000,000 for greater than twenty consecutive business days at any time prior to June 30, 2001, and an additional 322,581 shares of common stock at an exercise price of $0.31 per share if our market capitalization exceeds $60,000,000 for greater than twenty consecutive business days at any time prior to June 30, 2001. The options will be exercisable for a period of three years from the date of issue. The agreement also provides for a success fee of 1.5% of the transaction value in the event of a successful merger or acquisition of stock or assets.

     On February 2, 2001, we executed a promissory note with Human Vision L.L.C. for the sum of $75,000. The note is due on October 21, 2001. The promissory note bears interest at prime plus six percent and is convertible at the option of the holder of the note into shares of ISIS common stock at the lower of $.07 per share or the price per share of any offer to our shareholders of stock or rights to purchase our common stock. The shares issuable upon conversion of this note are being registered concurrently with those shares issuable pursuant to the rights offering.

     On February 9, 2001, PlanGraphics entered into an agreement with Human Vision L.L.C. whereby Human Vision L.L.C. agreed to provide a $325,000 standby letter of credit to National City Bank of Kentucky as additional collateral for PlanGraphics' existing line of credit. As consideration, PlanGraphics will make quarterly payments of an amount equal to two percent of the value of the standby letter of credit. In the event National City Bank calls the standby letter of credit, PlanGraphics will execute a convertible debt instrument payable to Human Vision L.L.C. at an annual interest rate of prime plus six percent for a term not to exceed nine months. At any time prior to the instrument's maturation, Human Vision L.L.C. may convert the debt and accrued interest into shares of our common stock valued at $.07 per share. The accounts receivable of PlanGraphics serve as collateral should the standby letter of credit be called. ISIS also provided a guarantee to Human Vision L.L.C. offering its stock in PlanGraphics as consideration.

     John C. Antenucci, President and a director of ISIS, is a 10% partner in the organization that owns the facilities in Frankfort, Kentucky, leased by PlanGraphics, Inc. The annual lease cost of approximately $327,000 per year for 20,500 square feet. PlanGraphics entered into the lease in 1995, prior to the acquisition of PlanGraphics by ISIS. When entered into, the lease rate exceeded the fair market value for similar facilities in the area by approximately 20%. This transaction, however, was considered to be in the best interests of PlanGraphics at that time by its Board of Directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation paid and accrued by ISIS for services rendered during the fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998 to certain of our executive officers.


                                           Annual Compensation                        Long Term Compensation
                                           -------------------                        ----------------------
                                                                                        Awards         Payouts
                                                                                       ------         -------
                                                                    Other Annual       Options/         LTIP
       Name and                                         Bonus      Compensation     SARs granted      Payouts     All Other
  Principal Position       Year       Salary ($)         ($)            ($)              (#)            ($)          ($)
  ------------------       ----       ----------         ---            ---              ---            ---          ---

John C. Antenucci, Vice    2000        $138,219           -              -                -              -            -
Chairman,  President       1999        $159,374           -              -                -              -            -
and Acting CEO             1998        $175,000           -              -           260,853(2)          -            -

Stephen Carreker,          2000        $17,719            -         $240,750(1)           -              -            -
Former Chairman and CEO    1999        $124,808
                           1998        $175,000           -              -           327,655(2)          -            -

J. Gary Reed, Director     2000        $96,104         $8,000            -                -              -            -
and Chief Operating        1999        $105,660           -              -                -              -            -
Officer of PlanGraphics    1998        $106,248           -              -           171,348(2)          -            -



(1) The amount of "Other Compensation" for Mr. Carreker represents the total of our payments made to him and to his attorney on behalf of Mr. Carreker pursuant to the settlement agreement we entered into with Mr. Carreker upon his departure.

(2) Quantity of Stock Options granted during fiscal year 1998 for Carreker, Antenucci and Reed represents the quantity of antidilution stock options accrued during the year pursuant to employment agreements (the board of directors and the employees have agreed to annul this provision for periods subsequent to June 30, 1998) at prices ranging from $1.125 to $2.125 per share.


Option/SAR Grants in Last Fiscal Year

We made no grants to the named officers during the fiscal year ended September 30, 2000.



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                         Number of Securities
                                                                              Underlying        Value of Unexercised
                                                                              Unexercised           In-the-Money
                                                                            Options/SARs at        Options/SARs at
                                                                              FY-End (#)             FY-End ($)
                           Shares Acquired on                                Exercisable/           Exercisable/
          Name                Exercise (#)         Value Realized ($)        Unexercisable          Unexercisable
          ----                ------------         ------------------        -------------          -------------

John C. Antenucci, Vice
Chairman, President and             -                      -                  452,966 / 0(1)              -
Action CEO

Stephen Carreker,                   -                      -             452,966 / 340,038(2)             -
Former Chairman and CEO

J. Gary Reed, Director
and Chief Operating
Officer of PlanGraphics             -                      -                 301,934/0(3)                 -


(1) Mr. Antenucci received fully stock options to purchase 300,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997. In addition, Mr. Antenucci is entitled to 268,004 antidilution options related to his employment agreement that are prorated between immediately vested and performance options.

(2) Mr. Carreker received options to purchase 30,000 shares of our common stock at a price of $1.125 on January 2, 1997 that were fully vested upon grant. In connection with his employment agreement Mr. Carreker received fully vested stock options to purchase 200,000 shares of our common stock effective January 7, 1997. In addition, at September 30, 2000, he was entitled to 301,988 antidilution options related to vested options. All of these options terminated with the completion of all of our obligations under the settlement agreement with Mr. Carreker.

(3) Mr. Reed received fully vested options to purchase 200,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997. In addition, Mr. Reed is entitled to 101,934 antidilution options related to his employment agreement that were immediately vested.

Compensation of Directors

     Our directors who are employees of our company or our subsidiaries do not receive any compensation for their services as directors. Nonemployee directors receive $1,000 for each scheduled board meeting attended in person and $250 for each scheduled board meeting attended via conference call. Meetings of committees of the board are compensated at $250 per meeting attended in person or via conference call. During fiscal year 1999, we instituted a standardized compensation program for nonemployee directors whereby the nonemployee director receives stock options on the date of election to the board to purchase 10,000 shares of our common stock at the market price on that date. Such options vest quarterly provided that the director has attended 75 percent or more of the scheduled board meetings.

     One nonemployee director, Ms. Anderson, is compensated at a rate of $850 per month pursuant to a previous agreement. During fiscal year 2000, Ms. Anderson received $10,421 in fees and expenses for her services as a director.

     Effective July 6, 1999, we entered into an Agreement for Services with Mr. Murray for his services as Chairman of the Board. The agreement expires June 30, 2001 and provides for annual base compensation of $50,000, payable monthly in shares of our common stock valued at the average price for the five business days preceding the date of the agreement ($0.2906). The agreement also provides Mr. Murray with options to purchase 175,000 shares of our common stock per annum at an exercise price of $0.31 per share, vesting in quarterly installments and exercisable for three years from the date of the agreement. In addition, Mr. Murray received fully vested and immediately exercisable incentive options to purchase 688,235 shares of our common stock at an exercise price of $0.2906. During fiscal year 2000, Mr. Murray received $4,882 in fees and expenses for his services as chairman and director.

Employment Contracts and Termination of Employment and Change-in-Control Agreements.

     Mr. Antenucci. ISIS entered into a three-year employment agreement with John C. Antenucci effective September 22, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a salary of $175,000 per year with provisions for bonuses of up to 21% of base salary if certain goals were achieved. Mr. Antenucci received a one-time advance payment of $50,000 of his FY 1998 salary for entering into the agreement. On June 26, 1998, the Compensation Committee of the Board of Directors reduced the annual compensation of Mr. Antenucci by 10 percent to $157,500 annually. This reduction became effective October 1, 1998. Subsequently, Mr. Antenucci's annual compensation was again reduced and effective July 2, 1999, his current annual compensation was set by the Board of Directors at $157,499.

     The agreement provided Mr. Antenucci with fully vested stock options to purchase 300,000 shares of common stock and performance options to purchase 225,000 shares of common stock that vest upon attainment of certain performance goals. The performance related options to acquire common stock have lapsed and are no longer valid.

     Mr. Antenucci is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term. If termination is for one of the above-stated reasons, all benefits including salary are continued for 18 months. Mr. Antenucci is entitled to a three-year consulting period at one half of average annual salary for the immediately preceding 36-month period should he exercise his option to terminate his employment voluntarily after June 30, 2000.

     Mr. Beisser. On March 28, 1997 we entered into a three-year employment agreement with our Vice President - Finance & Administration, Frederick G. Beisser, effective January 1, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a base salary of $60,000. The board of directors reduced Mr. Beisser's base salary by 10 percent effective October 1, 1998 and immediately thereafter restored it to its former level. Subsequently, the board of directors reduced it to $59,999, its present level, effective July 2, 1999.

     The agreement granted 70,000 fully vested nonqualified stock options to acquire 70,000 shares of our common stock as an incentive to enter into the agreement and further granted 50,000 of performance stock options requiring the attainment of certain goals. The agreement also provides for certain cash bonus payments upon meeting defined performance goals. The performance related options to acquire common stock have lapsed and are no longer valid.

     Under the agreement Mr. Beisser is entitled to continuation of base compensation for a period of two years if employment is terminated for any reason other than death, disability, cause, voluntary resignation or the expiration of the term of the employment agreement; otherwise termination for the stated reasons results in payment of base salary, performance and incentive bonuses for 12 months.

     Mr. Reed. We entered into a three year employment agreement with the Chief Operating Officer, J. Gary Reed, of PlanGraphics, Inc., effective September 22, 1997. The employment agreement renewed automatically in 2000 for an additional three-year term. The agreement set Mr. Reed's base salary at $115,000 per year with provisions for bonuses of up to 21% of base salary if certain goals are achieved. The board of directors reduced the base salary by 10 percent to $103,500 effective October 1, 1998 and to it present level of $103,499 effective July 2, 1999. Pursuant to the agreement, Mr. Reed also received fully vested performance based options to purchase 200,000 shares of our common stock. These performance related options to acquire common stock have lapsed and are no longer valid.

     Under the agreement, Mr. Reed is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term; if termination is for one of these reasons then all benefits including salary are continued for 18 months. Mr. Reed is also entitled to a three-year consulting period at one half of his average annual salary for the immediately preceding 36-month period.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements. Such forward-looking statements may concern, among other things, results of operations and business prospects, ISIS's ability to operate effectively and profitably, and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. In particular, any statements, express or implied, concerning future operating results or the ability to generate revenues and operating income are forward-looking statements. Such forward-looking statements generally are accompanied by words such as "expect," "predict," "anticipate," "should," "assume," "believe," "plan," "intend," "estimate," "project," "projected," or other words that convey the uncertainty of future events or outcomes.

     Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and ISIS's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of ISIS. Also, the impact of competition on all aspects of the business is not predictable. Additionally, unpredictable or unknown factors not discussed herein could have material adverse effects. Forward-looking statements speak only as of the date hereof. ISIS does not intend to update these cautionary statements.


                             VALIDITY OF SECURITIES

     The validity of the ISIS common stock offered hereby has been passed upon for ISIS by Davis Graham & Stubbs LLP, Denver, Colorado.

                                     EXPERTS

     The consolidated financial statements of ISIS as of and for the fiscal years ended September 30, 2000 and 1999 included in this prospectus have been audited by BDO Seidman, LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The report for the year ended September 30, 2000 contains a paragraph regarding our ability to continue as a going concern.


                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ISIS pursuant to its articles of incorporation and bylaws, or otherwise, ISIS has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by ISIS of expenses incurred or paid by a director, officer or controlling person of ISIS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ISIS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       WHERE YOU CAN FIND MORE INFORMATION

     ISIS files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     ISIS has filed a registration statement on Form SB-2 to register with the Securities and Exchange Commission the common stock offered by this prospectus. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     You can obtain a complete copy of the registration statement, including exhibits, without charge by submitting a request in writing or by telephone to ISIS at the following address:

                              Frederick G. Beisser
                 Integrated Spatial Information Solutions, Inc.
                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page

Report of Independent Certified Public Accountants......................   F-2

Consolidated Financial Statements for the Years
   Ended September 30, 1999 and 2000

         Consolidated Balance Sheets....................................   F-3

         Consolidated Statements of Operations..........................   F-5

         Consolidated Statements of Stockholders' Equity................   F-6

         Consolidated Statements of Cash Flows..........................   F-8

         Summary of Accounting Policies.................................   F-9

         Notes to Consolidated Financial Statements.....................   F-16

Condensed Consolidated Balance Sheets as of December 31, 2000
   (unaudited) and September 30, 2000 (audited).........................   F-36

Condensed Consolidated Financial Statements for the Three Months Ended
   December 31, 1999 and 2000 (unaudited)

         Condensed Consolidated Statements of Operations................   F-37

         Condensed Consolidated Statements of Cash Flows................   F-38

         Notes to Condensed Consolidated Financial Statements...........   F-39

Report of Independent Certified Public Accountants



The Board of Directors and Stockholders
Integrated Spatial Information Solutions, Inc.
Frankfort, Kentucky

We have audited the accompanying consolidated balance sheets of Integrated Spatial Information Solutions, Inc. and subsidiary as of September 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Integrated Spatial Information Solutions, Inc. and subsidiary as of September 30, 2000 and 1999 and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /S/ BDO Seidman, LLP
                                            --------------------
Denver, Colorado                            BDO Seidman, LLP
February 12, 2001


                                                        Integrated Spatial Information
                                                        Solutions, Inc. and Subsidiary

                                                           Consolidated Balance Sheets
======================================================================================

September 30,                                                    2000          1999
======================================================================================
Assets

Current:
   Cash and cash equivalents                                   $   20,306   $  373,825
   Accounts receivable, less allowance for doubtful accounts
      of $1,007 and $51,577 (Note 2)                            1,386,774    1,923,412
   Restricted cash                                                   --         25,000
   Prepaid expenses and other                                     172,154      122,500
--------------------------------------------------------------------------------------

Total current assets                                            1,579,234    2,444,737
--------------------------------------------------------------------------------------

Property and equipment:
   Land and building under capital lease -
      related party (Note 6)                                    1,866,667    1,866,667
   Equipment and furniture                                        699,165      574,292
   Other leased assets                                            255,600      255,600
--------------------------------------------------------------------------------------
                                                                2,821,432    2,696,559
Less accumulated depreciation and amortization                  1,084,027      735,728
--------------------------------------------------------------------------------------

Net property and equipment                                      1,737,405    1,960,831
--------------------------------------------------------------------------------------

Other assets:
   Goodwill, net of accumulated amortization of
      $1,146,522 and $782,599                                   4,312,267    4,676,192
   Other                                                          102,974       74,844
--------------------------------------------------------------------------------------

Total other assets                                              4,415,241    4,751,036
--------------------------------------------------------------------------------------

                                                               $7,731,880   $9,156,604
======================================================================================

                               See Report of Independent Certified Public Accountants,
        summary of accounting policies and notes to consolidated financial statements.

                                                                                   F-3

                                                          Integrated Spatial Information
                                                          Solutions, Inc. and Subsidiary

                                                             Consolidated Balance Sheets
========================================================================================

September 30,                                                   2000            1999
========================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
   Notes payable - current maturities (Note 3)              $    559,647    $    222,584
   Obligations under capital lease -current (Note 6)              13,286          65,501
   Obligations under capital leases - related party,
      current (Note 6)                                            90,091          79,367
   Checks written against future deposits                         61,612            --
   Accounts payable (Note 10)                                    871,288         480,024
   Accrued payroll costs and vacation                            325,613         643,423
   Accrued expenses                                              696,841         593,448
   Deferred revenue                                              201,578         108,588
----------------------------------------------------------------------------------------

Total current liabilities                                      2,819,956       2,192,935
----------------------------------------------------------------------------------------

Long-term liabilities:
   Notes payable, less current maturities (Note 3)                  --           200,496
   Obligations under capital leases - related
      party, less current maturities (Note 6)                  1,712,217       1,815,594
----------------------------------------------------------------------------------------

Total long-term liabilities                                    1,712,217       2,016,090
----------------------------------------------------------------------------------------

Total liabilities                                              4,532,173       4,209,025
----------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 1, 6, 8, 9, and 11)

Stockholders' equity (Note 7):
   Cumulative convertible preferred stock,
      $.001 par value, 20,000,000 shares authorized,
      0 and 590 shares issued or outstanding                        --                 1
   Common stock, no par value, 2,000,000,000
      shares authorized, 18,674,382 and 13,242,112
      shares issued and outstanding                           14,254,487      13,065,330
   Common stock to be issued                                      25,000          31,500
   Additional paid-in capital                                  3,400,882       3,737,594
   Accumulated deficit                                       (14,480,662)    (11,886,846)
----------------------------------------------------------------------------------------

Total stockholders' equity                                     3,199,707       4,947,579
----------------------------------------------------------------------------------------

                                                            $  7,731,880    $  9,156,604
========================================================================================

                                 See Report of Independent Certified Public Accountants,
          summary of accounting policies and notes to consolidated financial statements.

                                                                                     F-4

                                                 Integrated Spatial Information
                                                 Solutions, Inc. and Subsidiary

                                          Consolidated Statements of Operations
===============================================================================

Year Ended September 30,                               2000            1999
===============================================================================

Revenues                                           $  6,048,570    $  7,990,808
-------------------------------------------------------------------------------

Cost and expenses:
   Direct contract costs                              3,681,054       4,365,360
   Salaries and employee benefits                     1,865,357       2,347,751
   General and administrative expenses                1,067,445       1,623,960
   Marketing expenses                                   367,828         244,133
   Other operating expenses                             844,971         707,946
-------------------------------------------------------------------------------

Total costs and expenses                              7,826,655       9,289,150
-------------------------------------------------------------------------------

Operating loss                                       (1,778,085)     (1,298,342)
-------------------------------------------------------------------------------

Other income (expense):
   Other income                                         116,674          82,775
   Gain on sale of assets (Note 4)                        5,033         177,744
   Gain (loss) on litigation settlements (Note 11)     (589,432)        414,312
   Interest expense                                    (330,004)       (434,268)
-------------------------------------------------------------------------------

Total other income (expense)                           (797,729)        240,563
-------------------------------------------------------------------------------

Net loss                                             (2,575,814)     (1,057,779)

Preferred stock dividends (Note 7)                      (18,002)        (36,723)
-------------------------------------------------------------------------------

Net loss available to common stockholders          $ (2,593,816)   $ (1,094,502)
===============================================================================




Basic and diluted loss per common share            $       (.16)   $       (.09)
-------------------------------------------------------------------------------

Weighted average number of shares of common stock
   outstanding                                       15,749,738      11,982,785
===============================================================================

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                 Consolidated Statements of Stockholders' Equity
================================================================================

   Year Ended
  September 30,                 Series A
      1999                  Preferred Stock                Common Stock
                          -------------------          ---------------------
(See Note 7)              Shares        Amount         Shares         Amount
================================================================================

Balance,
October 1, 1998               700    $          1     11,456,571   $ 12,635,423

Issuance of
   common stock
   for cash on
   options
   exercised                 --              --          688,235        200,000

Common stock
   issued for
   services                  --              --          455,754        122,319

Conversion of
   preferred
   stock into
   common stock              (110)           --          501,552         71,188


Preferred stock
   dividends                 --              --             --             --

Stock options
   and warrants
   issued for
   consulting
   services                  --              --             --             --

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   warrants                  --              --          140,000         36,400

Net loss                     --              --             --             --
--------------------------------------------------------------------------------

Balance,
September 30, 1999            590    $          1     13,242,112   $ 13,065,330
================================================================================

                                              Table continues on following page.


                                                                 Integrated Spatial Information
                                                                 Solutions, Inc. and Subsidiary

                                    Consolidated Statements of Stockholders' Equity (Continued)
===============================================================================================

   Year Ended                         Additional Paid-in Capital
  September 30,                       --------------------------
      1999             Common
                      Stock to                                      Accumulated
                      be Issued        Common        Preferred        Deficit          Total
===============================================================================================
Balance,
October 1, 1998      $       --     $  3,298,264   $    445,400    $(10,792,344)   $  5,586,744

Issuance of
   common stock
   for cash on
   options
   exercised                 --             --             --              --           200,000

Common stock
   issued for
   services                  --             --             --              --           122,319

Conversion of
   preferred
   stock into
   common stock              --             --          (71,188)           --              --


Preferred stock
   dividends                 --             --             --           (36,723)        (36,723)

Stock options
   and warrants
   issued for
   consulting
   services                  --           35,718           --              --            35,718

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   warrants                31,500         29,400           --              --            97,300

Net loss                     --             --             --        (1,057,779)     (1,057,779)
-----------------------------------------------------------------------------------------------

Balance,
September 30, 1999   $     31,500   $  3,363,382   $    374,212    $(11,886,846)   $  4,947,579
===============================================================================================

                                         See Report of Independent Certified Public Accountants,
                  summary of accounting policies and notes to consolidated financial statements.

                                                                                         F-6(a)

                                                   Integrated Spatial Information
                                                   Solutions, Inc. and Subsidiary

                      Consolidated Statements of Stockholders' Equity (Continued)
=================================================================================

   Year Ended
  September 30,                 Series A
      1999                  Preferred Stock                  Common Stock
                          -------------------          --------------------------
(See Note 7)              Shares        Amount           Shares         Amount
=================================================================================

Balance,
October 1, 1999               590    $          1      13,242,112    $ 13,065,330

Issuance of
   common stock
   for cash and
   options
   exercised                 --              --           127,967          30,250

Issuance of
    common stock
    to related
    parties                  --              --           852,000         213,000

Issuance of
   common stock
   to unrelated
   parties                   --              --           806,452         250,000

Stock issued for
   services                  --              --           388,979          88,434

Conversion of
   preferred
   stock into
   common stock              (590)             (1)      2,597,064         374,212

Issuance of
   common stock
   for preferred
   stock
   dividends                 --              --           181,131          56,151

Preferred stock
   dividends                 --              --              --              --

Stock options
   and warrants
   issued for
   consulting
   services                  --              --              --              --

Settlement of
   legal
   disputes
   through
   issuance of
   common stock              --              --           202,703          75,000

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   upon exercise
   of options
   and warrants              --              --           275,974         102,110

Net loss                     --              --              --              --
---------------------------------------------------------------------------------

Balance,
September 30, 2000           --      $       --        18,674,382    $ 14,254,487
=================================================================================

                                                Table continues on following page.

                                                                              F-7

                                                                   Integrated Spatial Information
                                                                   Solutions, Inc. and Subsidiary

                                      Consolidated Statements of Stockholders' Equity (Continued)
=================================================================================================

   Year Ended                         Additional Paid-in Capital
  September 30,                       --------------------------
      1999              Common
                       Stock to                                       Accumulated
                       be Issued        Common        Preferred         Deficit          Total
=================================================================================================

Balance,
October 1, 1999      $     31,500    $  3,363,382    $    374,212    $(11,886,846)   $  4,947,579

Issuance of
   common stock
   for cash and
   options
   exercised                 --              --              --              --            30,250

Issuance of
    common stock
    to related
    parties                  --              --              --              --           213,000

Issuance of
   common stock
   to unrelated
   parties                 25,000            --              --              --           275,000

Stock issued for
   services               (31,500)           --              --              --            56,934

Conversion of
   preferred
   stock into
   common stock              --              --          (374,212)           --                (1)

Issuance of
   common stock
   for preferred
   stock
   dividends                 --              --              --              --            56,151

Preferred stock
   dividends                 --              --              --           (18,002)        (18,002)

Stock options
   and warrants
   issued for
   consulting
   services                  --            37,500            --              --            37,500

Settlement of
   legal
   disputes
   through
   issuance of
   common stock              --              --              --              --            75,000

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   upon exercise
   of options
   and warrants              --              --              --              --           102,110

Net loss                     --              --              --        (2,575,814)     (2,575,814)

Balance,
September 30, 2000   $     25,000    $  3,400,882    $       --      $(14,480,662)   $  3,199,707
=================================================================================================

                                          See Report of Independent Certified Public Accountants,
                   summary of accounting policies and notes to consolidated financial statements.

                                                                                           F-7(a)

                                                                      Integrated Spatial Information
                                                                      Solutions, Inc. and Subsidiary

                                                                            Statements of Cash Flows
====================================================================================================

Increase (decrease) in Cash and Cash Equivalents

Years Ended September 30,                                                     2000           1999
====================================================================================================
Operating activities:
   Net loss                                                               $(2,575,814)   $(1,057,779)
   Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
         Depreciation and amortization                                        715,265        707,946
         Provision for losses on accounts receivable                          (50,570)       110,809
         Gain on litigation settlement                                           --         (414,312)
         Stocks and warrants issued in settlement of legal disputes           177,110           --
         Stock issued for services                                             88,434        158,719
         Stock (issued)/to be issued for litigation settlement                (31,500)        31,500
         Stock options and warrants issued for consulting services             37,500         65,118
         Stock issued as payment of dividends                                  56,151           --
         Gain on sale of assets                                                (5,033)      (177,744)
         Changes in operating assets and liabilities:
            Accounts receivable                                               587,208        537,645
            Prepaid expenses and other                                        (49,654)        41,671
            Other assets                                                      (28,130)        21,305
            Accounts payable                                                  391,264       (199,357)
            Accrued expenses                                                 (232,419)       320,284
            Deferred revenue                                                   92,990         (4,417)
----------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                          (827,198)       141,388
----------------------------------------------------------------------------------------------------

Investing activities:
   Purchase of equipment                                                     (124,873)       (97,968)
   Proceeds from sale of assets                                                 1,990      1,245,000
   Restricted cash                                                             25,000         75,000
----------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                           (97,883)     1,222,032
----------------------------------------------------------------------------------------------------

Financing activities:
   Checks written against future deposits                                      61,612       (207,650)
   Proceeds from debt                                                       5,316,044           --
   Payments on debt                                                        (5,179,477)      (831,303)
   Payments on obligations under capital lease                               (144,868)      (160,044)
   Payments on stock purchase liability                                          --          (45,643)
   Proceeds from exercise of stock options                                     30,250        200,000
   Proceeds from the issuance of common stock                                 463,000           --
   Proceeds from stock to be issued                                            25,000           --
   Conversion of preferred stock into common stock                                  1           --
----------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                           571,562     (1,044,640)
----------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                              (353,519)       318,780

Cash and cash equivalents, beginning of year                                  373,825         55,045
----------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                    $    20,306    $   373,825
====================================================================================================

                                             See Report of Independent Certified Public Accountants,
                       summary of accounting policies and notes to consolidated financial statements.

                                                                                                 F-8

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Organization and Business

These consolidated financial statements include the accounts of Integrated Spatial Information Solutions, Inc. and those of its wholly owned subsidiary PlanGraphics, Inc. (collectively the "Company"). PlanGraphics, Inc. is an independent consulting firm specializing in the design and implementation of Geographic Information Systems ("GIS") as well as advisory services in the United States and foreign markets. The customer base consists primarily of utilities, government agencies, and land and resource management organizations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and it's wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

Revenues from fixed fee projects are recognized on the percent complete method and as services are provided for time and material projects. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which they become known.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Deferred revenue primarily represents retainage in connection with these contracts.

Goodwill

Goodwill represents the excess of the cost over the fair value of its net assets acquired at the date of acquisition and is being amortized on the straight-line method over fifteen years. Amortization expense on goodwill was $363,924 and $322,707 for the fiscal years ended September 30, 2000 and 1999, respectively.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Long-Term Assets

Long-lived assets, identifiable intangibles, and associated goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

Property, Equipment and Depreciation And Amortization

Property and equipment are recorded at cost. Depreciation is provided primarily using accelerated methods over the estimated useful lives ranging from 5 to 31 years. Depreciation and amortization expense on property and equipment was $351,341 and $385,239 for the years ended September 30, 2000 and 1999. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Taxes on Income

The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Net Loss Per Share

The Company provides for the calculation of "Basic" and "Diluted" earnings per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share.

For the years ended September 30, 2000 and 1999, total stock options and stock warrants convertible into 6,441,916 and 6,961,439 shares of common stock and preferred stock convertible into 0 and 1,716,114 shares of common stock were not included in the computation of diluted loss per share because their effect was anti-dilutive.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with financial institutions and are primarily in demand deposit accounts.

Concentrations of credit risk with respect to accounts receivable are associated with a few customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. Generally, the Company does not require collateral from its customers, as a significant number of the customers are governmental entities.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Fair Value of Financial Instruments

The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies, including the Black Scholes model. However considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The carrying amounts of financial instruments reported on the consolidated balance sheets approximate their respective fair values.

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. The Company currently operates in one business segment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting periods. The Company's operations require it to make significant assumptions concerning cost estimates for labor and expenses on contracts in process. Due to the uncertainties inherent in the estimation process of costs to complete for contracts in process, it is possible that completion costs for some contracts may have to be revised in future periods.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Capitalized Software Costs

Costs incurred internally in creating software products for resale are charged to expense until technological feasibility has been established upon completion of a detail program design. Thereafter, all software development costs are capitalized until the point that the product is ready for sale and subsequently reported at the lower of amortized cost or net realizable value.

Stock Option Plans

The Company applies Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB Opinion 25"), and the related Interpretation in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options issued to employees when the exercise price of the Company's stock options granted is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock options plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Comprehensive Income

Effective October 1, 1998, the Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners. For the fiscal years ended September 30, 2000 and 1999, the Company had no items of comprehensive income (loss) other than net losses; therefore, a separate statement of comprehensive income (loss) has not been presented for these periods.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

Recent Accounting Pronouncements

The Financial Accounting Standards Board has recently issued Statement on Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, amended by SFAS No. 138, established standards for recognizing all instruments including those for hedging as either assets or liabilities in the of financial position and measuring instruments at fair value. This Statement is for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management believes the adoption of this statement will not have a material impact on the Company's consolidated statements.

In March 2000, the FASB issued Emerging Issues Task Force Issue No. 00-2, Accounting for Web Site Development Costs" ("EITF 00-2"), which was for all such costs incurred for fiscal quarters beginning after June 30, 2000. This Issue establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, as the Company has no web site development costs, the adoption of 00-2 had no impact on the Company's financial or results of operations. To the extent Company begins to enter into such transactions in the future, the Company will adopt the Issue's disclosure requirements in the quarterly and annual financial statements for the year ending September 30, 2001.

In March 2000, the FASB issued FASB Interpretation. 44, "Accounting for Certain Transactions Stock Compensation" ("FIN 44"), which effective July 1, 2000, except that certain conclusions in this Interpretation which cover events that occur after either December, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. This Interpretation clarifies the application of APB 25 for certain issues related to stock issued to employees. The Company believes its existing stock based compensation policies and procedures are in compliance with FIN 44 and therefore, the adoption of FIN 44 had no material impact on the Company's financial condition, results of operations or cash flows.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies
================================================================================

In December 1999, the Securities and Exchange (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective as of the fourth quarter of fiscal year ending September 30, 2001. Management believes the adoption of this bulletin will have no material impact on the Company's financial statements.

Reclassifications

Certain consolidated financial amounts have been reclassified for consistent presentation.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

1.   Going Concern and Management Plan

     The consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred losses totaling $2,575,814 during the year ended September 30, 2000 and has a history of losses that have resulted in an accumulated deficit of $14,480,662 at September 30, 2000.

     Management believes that the Company has the capacity to address the immediate needs for cash and liquidity through an aggressive approach on a number of fronts. The Company has entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. The Company has also reduced or delayed expenditures on items that are not critical to operations. The credit line available to PlanGraphics has been extended through April 30, 2001. Additionally, the Company has initiated a recapitalization effort based on rights offering to shareholders of their common stock.

     Subsequent to September 30, 2000 the Company completed the sale of a private offering to accredited investors and officers and directors. The Company issued 580,000 shares of common stock for gross proceeds of $145,000. The Company also issued 290,000 warrants to purchase common stock at a price of $0.50 per share. Included in the gross proceeds is $25,000 received prior to the year ended September 30, 2000, for which shares of common stock were issued subsequent to September 30, 2000. Accordingly, $25,000 has been reflected as common stock to be issued in the accompanying statement of stockholders' equity.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     There can be no assurance that any funds required during the next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources, would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

     There is substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

2.   Accounts Receivable

     The components of accounts receivable are as follows:

     September 30,                                    2000          1999
     ======================================================================

     Contract receivables:
        Billed                                     $1,225,741    $1,654,877
        Unbilled                                      162,040       320,112
     ----------------------------------------------------------------------

                                                    1,387,781     1,974,989

     Less allowance for doubtful accounts               1,007        51,577
     ----------------------------------------------------------------------

     Accounts receivable, net                      $1,386,774    $1,923,412
     ======================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     Deferred revenue amounts were $130,788 and $108,629 at September 30, 2000 and 1999, respectively, which represents amounts billed in excess of amounts earned.

     PlanGraphics has historically received greater than 10% of its annual revenues from one customer. One customer accounted for 19.5% of revenues for the year ended September 30, 2000, compared to 12.7% of revenue for the Company's largest customer for the year ended September 30, 1999. In addition, at September 30, 2000, two customers accounted for 19.0% and 15.3% of accounts receivable, compared to one customer who accounted for 11.4% of accounts receivable at September 30, 1999.

3.   Notes Payable

     Notes payable at September 30 are as follows:

     September 30,                                     2000        1999
     ====================================================================

     Note payable to bank in variable monthly
          payments from $15,000 to $20,832,
          interest at 8.5%, collateralized by
          equipment and accounts receivable,
          maturing on July 24, 2001. Note
          paid in full January 10, 2000               $   --     $423,080

     Revolving line of credit agreement with
          a bank up to $1,200,000, interest
          at prime plus 2.0%, collateralized
          by accounts receivable, originally
          expiring October 31, 2000. On
          November 14, 2000 the line was
          reduced to $650,000 and extended to
          December 31, 2000. On February 9,
          2001, the line was reduced to
          $500,000 and extended to April 30,
          2001.                                        559,647       --
     --------------------------------------------------------------------
                                                       559,647    423,080

     Less current maturities                           559,647    222,584
     --------------------------------------------------------------------

     Long-term notes payable                          $   --     $200,496
     ====================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     Principal payments on all notes payable are due by September 30, 2001.

     At September 30, 2000, the Company was in violation of certain financial covenants. The bank has not granted a waiver for the violation. Subsequent to September 30, 2000, a director has provided a standby letter-of-credit to further collateralize the line of credit.

4.   Sale of Assets

     On April 8, 1999, the Company completed the sale of land and a building located in Franktown, Colorado. The sale generated gross cash proceeds of $1,245,000, which were used to pay off the corresponding note payable of $620,000, plus interest (see Note 3) as well as legal fees and miscellaneous expenses. The Company reported a gain on the sale of the building of approximately $177,700 during the fiscal year ended September 30, 1999.

5.   Taxes on Income

     The provision for income taxes consisted of the following:

     Year Ended September 30,                            2000         1999
     =======================================================================

     Deferred (provision) benefit:
        Federal                                       $ 555,000    $ 100,000
        State                                            57,000       10,000
     -----------------------------------------------------------------------

                                                        612,000      110,000
     (Increase) decrease in  valuation  allowance      (612,000)    (110,000)
     -----------------------------------------------------------------------

                                                      $    --      $    --
     =======================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     A reconciliation of the effective tax rates and the statutory U.S. federal income tax rates is as follows:

                                                             2000      1999
     ========================================================================

     U.S. federal statutory rates                           (34.0)%   (34.0)%
     State income tax benefit, net
     of federal tax amount                                   (3.3)     (3.3)
     Increase in deferred tax asset
        valuation allowance                                  37.3      37.3
     ------------------------------------------------------------------------

     Effective tax rate                                        -- %      -- %
     ========================================================================


     Temporary differences that give rise to a significant portion of the deferred tax asset are as follows:

     Years Ended September 30,                          2000           1999
     =========================================================================

     Net operating loss carryforwards               $ 3,642,500    $ 3,024,000
     Capital loss carryover                             114,000        114,000
     Expense for stock options and
        warrants                                        212,500        237,000
     Provision for losses on accounts
        receivable                                        1,000         19,000
     Accrued litigation                                    --           11,000
     Accrued wages and vacation                         183,000        136,000
     -------------------------------------------------------------------------

     Total gross deferred tax asset                   4,153,000      3,541,000
     Valuation allowance                             (4,153,000)    (3,541,000)
     -------------------------------------------------------------------------

     Net deferred tax asset                         $      --      $      --
     =========================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     A valuation allowance equal to the gross deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

     At September 30, 2000, the Company had net operating loss carryforwards of approximately $9,766,000 with expirations through 2020 and a $305,000 capital loss carryover, which expires through 2002. The utilization of the loss carry forwards may be limited under Internal Revenue Service Code
     Section 382 regulations related to transfers of ownership.

6.   Leases

     Obligations Under Capital Leases - Related Party

     The Company leases an office facility from Capitol View Development, LLC, and a partnership, which includes a related party, under a triple net commercial lease. An officer/shareholder owns approximately ten percent of Capitol View Development. The lease includes an annual base rent increasing over the term of the lease plus an adjustment based on Capitol View Development's rate of interest on its loan. The initial lease term is for a period of fifteen years ending 2010 with five renewal options for a term of one year each. Annual payments approximate $320,000 per year. The Company has the option to purchase the facility subsequent to the tenth year of the term of the lease.

     The Company also leases certain equipment under capital leases from a bank. Original lease terms are for three to five years.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     The following is a schedule, by years, of future noncancellable minimum payments required under these leases, together with their present value as of September 30, 2000.

                                       Related Party
     Year Ending                         Land and
     September 30,                       Building     Equipment     Total
     =======================================================================

     2001                               $  337,089   $   14,529   $  351,618
     2002                                  338,133         --        338,133
     2003                                  337,441         --        337,441
     2004                                  334,891         --        334,891
     2005                                  326,082         --        326,082
     Thereafter                          1,660,053         --      1,660,053
     -----------------------------------------------------------------------
                                         3,333,689       14,529    3,348,218
     Less: amounts
       representing
       interest                          1,531,381        1,243    1,532,624
     -----------------------------------------------------------------------

     Present value
      of minimum
      lease payments                    $1,802,308   $   13,286    1,815,594
     ==========================================================

     Less: current maturities                                        103,377
                                                                  ----------

     Obligations under capital leases
       less current maturities                                    $1,712,217
     =======================================================================


     As of September 30, 2000 and 1999, accumulated amortization for the building and equipment under capital lease obligations was $1,197,799 and $995,617.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     Operating Lease Commitments

     The Company leases certain office facilities and certain furniture and equipment under various operating leases. The remaining lease terms range from one to three years.

     Minimum annual operating lease commitments at September 30, 2000 are as follows:

     September 30,
     =======================================================================

     2001                                                      $  220,816
     2002                                                         169,156
     2003                                                         172,920
     2004                                                         148,355
     2005                                                           3,663
     -----------------------------------------------------------------------

                                                               $  714,910
     =======================================================================


     In January 2001, the Company entered into a lease for its administrative offices in Colorado. The lease term is for twelve months commencing February 1, 2001, with monthly lease payments of $750.

     Rental expense for the years ending September 30, 2000 and 1999 totaled approximately $223,215 and $186,800.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

7.   Equity Transactions

     Preferred Stock

     In November 1996, the Company amended its articles of incorporation to provide for a Series A 6% Cumulative Convertible Preferred Stock, $.001 par value (Series A). The Company designated 1,000,000 shares of Series A as part of the authorized class of preferred shares. The Series A preferred stock and any accumulated and unpaid dividends are convertible at the option of the holder at the lesser of 105% of the average of the closing bid price per share of the Company's common stock for the five trading days prior to issuance or 80% of the average of the closing bid price per share of the Company's common stock for three of the ten trading days preceding the date of conversion. The Series A Preferred is subject to mandatory conversions two years after issuance.

     During the fiscal year ended September 30, 1999, the holders of the 700 shares of Series A converted 110 shares of the preferred into common stock at various times during the year in exchange for 501,552 shares of common stock.

     During the fiscal year ended September 30, 2000, the holders of the remaining 590 shares of Series A converted these shares of the preferred into common stock at various times during the year in exchange for 2,597,064 shares of common stock. Additionally, the Company issued 181,131 shares of common stock in lieu of payment of preferred stock dividends in arrears of $56,151.

     As of September 30, 1999, dividends in arrears associated with the Series A amounted to and $36,723. No dividends were in arrears as of September 30, 2000.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     Common Stock

     During the fiscal year ended September 30, 2000, the Company issued 1,658,452 shares of common stock through two separate private placements. The Company received $213,000 in gross proceeds from the issuance of 852,000 shares of common stock to officers of the Company. Additionally, the Company issued 806,452 shares of common stock to outside investors for $250,000. In connection with these sales, warrants to purchase 1,232,452 shares of common stock were issued. The warrants have varying expiration dates and are immediately exercisable. Of the warrants issued, 426,000 are valid for three years at an exercise price of $.50 per share and 806,452 are valid for five years at an exercise price of $.65 per share.

     During the fiscal year ended September 30, 1999, the Company exchanged $122,319 in services for the equivalent value of 455,754 shares of common stock. The Company also issued 140,000 shares of common stock worth $36,400 in connection with a settlement of a lawsuit with a former employee.

     During the fiscal year ended September 30, 2000, the Company exchanged $88,434 in services for the equivalent value of 388,979 shares of common stock. The Company also issued 478,677 shares of common stock worth $177,110 in connection with a settlement of a lawsuit. Of the 478,677 shares issued, 202,703 shares valued at $75,000 were issued directly while the other 275,974 shares valued at $102,110 were issued upon the immediate exercise of options and warrants granted in the settlement.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     Effective July 1999, the Company entered into an Agreement for Services with a director of the Company. As part of the agreement, the director's annual base compensation consists of $50,000, payable in equal monthly installments in the Company's common stock, and options to purchase 175,000 shares of the Company's common stock at an exercise price of $0.31 per share each year for three years. As of September 30, 2000 and 1999, none of the stock had been issued as compensation. The Company has accrued $12,500 at September 30, 2000 and 1999. In addition, the director received incentive options to acquire 688,235 shares of common stock at $0.2906 per share, which he exercised on July 13, 1999 for $200,000 in cash.

     As part of a settlement agreement to settle all outstanding amounts owed to a certain consulting firm, the Company issued warrants to purchase 117,623 shares of common stock in January 1999 with a total value of $10,586. The warrants are exercisable at $0.894 per share through August 18, 2001. The warrants were valued using the Black Scholes model in accordance with SFAS 123.

     On September 22, 1999, the Company settled an arbitration proceeding with an outside consultant whereby the Company agreed to issue 150,000 shares of common stock worth $31,500, a warrant to purchase 30,000 shares of common stock at $1.00 per share and a warrant to purchase 20,000 shares of common stock at $1.50 per share. The stock was subsequently issued in October 1999. The warrants were valued at $12,600 using the Black Scholes model and were recorded as consulting expense.

     During the fiscal year ended September 30, 1999, the Company issued additional options and warrants to purchase the Company's common stock in connection with the settlement of certain legal disputes previously discussed and for consulting services with a total value of $41,932. The options and warrants were valued using the Black Scholes model in accordance with SFAS No. 123.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     During the fiscal year ended September 30, 2000, the Company received proceeds of $30,250 in connection with the exercise of stock options for the purchase of 127,967 shares of common stock

     During the fiscal year ended September 30, 2000, the Company issued warrants to purchase 125,000 shares of the Company's common stock in connection with consulting services for a total value of $37,500. The warrants were valued using the Black Scholes model in accordance with SFAS No. 123.

     Stock Options

     The Company's Board of Directors has reserved 300,000, 1,150,000 and 4,000,000 shares under three stock option plans (1991, 1995, and 1997, respectively). The Company grants options under the Plan in accordance with the determinations made by the Option Committee. The Option Committee will, at its discretion, determine the individuals to be granted options, the time or times at which options shall be granted the number of shares subject to each option and the manner in which options may be exercised. The option price shall be the fair market value on the date of the grant and expire five years subsequent to the date of grant.

     The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the plans. Under APB Opinion 25, when the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant, compensation cost is recognized.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     SFAS No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended September 30, 2000 and 1999: dividend yield of 0 percent, expected volatility of 95 to 140 percent, risk-free interest rates between 4 and 6 percent, and expected option lives of one to five years for all years presented.

     Under the accounting provisions for SFAS No. 123, the Company's net loss and net loss per share would have been adjusted to the following unaudited pro forma amounts:

     Years Ended September 30,                        2000             1999
     =========================================================================

     Net loss
        As reported                              $ (2,575,814)    $ (1,057,779)
        Pro forma                                  (2,687,093)      (1,199,155)
     Net loss per share
        As reported                              $      (.16)     $      (.09)
        Pro forma                                       (.17)            (.10)
     =========================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     A summary of the status of the Company's stock option plans, changes and outstanding options and warrants as of September 30, 2000 and 1999 and changes during the years ending on those dates is presented below:

                              Options                         Warrants
                    ---------------------------    ----------------------------

                                    Weighted                       Weighted
                    Number of       Average        Number of        Average
                     Shares      Exercise Price     Shares      Exercise Price
     ==========================================================================
     Outstanding     4,512,194    $       1.47      1,825,686    $       1.68
       10/1/98
     Granted         2,274,316            0.35        167,623            0.99
     Cancelled        (378,110)           1.59       (156,281)           2.16
     Exercised      (1,283,989)           0.28           --               --
     --------------------------------------------------------------------------

     Outstanding
       09/30/99      5,124,411            1.26      1,837,028            1.57
     Granted           804,788            0.28      1,488,258            0.55
     Cancelled      (1,718,628)           1.22       (690,000)           2.32
     Exercised        (273,135)           0.31       (130,806)           0.37
     --------------------------------------------------------------------------

     Outstanding
       9/30/00       3,937,436    $       1.14      2,504,480    $       0.83
     ==========================================================================

     Exercisable
       09/30/00      2,438,334    $       1.23      2,504,480    $       0.83
     Exercisable
       09/30/99      3,352,400    $       1.36      1,837,028    $       1.57
     ==========================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

                                           Options                Warrants
     =====================================================================

     Weighted average fair
          value of options and
          warrants granted
          during 2000                      $ 0.14                  $ 0.38

     Weighted average fair
          value of options and
          warrants granted
          during 1999                      $ 0.14                  $ 0.14


     The following information summarizes stock options and warrants outstanding and exercisable at September 30, 2000:


                                 Outstanding                   Exercisable
     ---------------------------------------------------------------------------
                                  Weighted
                                   Average
                                  Remaining     Weighted                Weighted
      Range of                   Contractual     Average                 Average
      Exercise       Number        Life in      Exercise    Number      Exercise
       Prices      Outstanding      Years         Price   Exercisable     Price
     ===========================================================================
       Options
     $0.21-$0.50    1,377,459        1.13        $ 0.29      657,797     $ 0.27
     $0.65-$1.13      376,496        1.89        $ 0.98      228,698       0.97
     $1.25-$1.75    1,496,844        1.74        $ 1.69    1,155,089       1.67
     $1.81-$2.13      686,637        0.70        $ 1.73      396,750       1.72
     ---------------------------------------------------------------------------

     $0.21-$2.13    3,937,436        1.36        $ 1.14    2,438,334     $ 1.23
     ===========================================================================

      Warrants

     $0.30-$0.50      551,000        2.78        $ 0.45      551,000     $ 0.45
     $0.65-$0.98    1,179,075        3.33        $ 0.70    1,179,075       0.70
     $1.00-$1.50      591,490        1.54        $ 1.05      591,490       1.05
     $1.87-$2.13      182,915        0.56        $ 1.99      182,915       1.99
     ---------------------------------------------------------------------------

     $0.30-$2.13    2,504,480        2.58        $ 0.83    2,504,480     $ 0.83
     ===========================================================================

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

8.   Employee Benefit Plans

     401 (k) Plan

     PlanGraphics, Inc. ("PlanGraphics") has a Section 401(k) deferred compensation provision covering substantially all employees. The plan allows participating employees to defer up to 20% of their annual salary with a tiered matching contribution by PlanGraphics up to 1.75%. Additional contributions may be made at the PlanGraphics' discretion based upon the PlanGraphics' performance. The expense charged to operations for the plan was $49,999 and $50,900 for the years ended September 30, 2000 and 1999 and includes no discretionary match.

9.   Contingency

     Self Insurance

     The Company is partially self-insured for employee medical liabilities, which covers risk up to $20,000 per individual covered under the plan. The Company has purchased excess medical liability coverage (from a national medical insurance carrier) for individual claims in excess of $20,000 and approximately $250,000 in the aggregate. Premiums and claim expenses associated with the medical self-insurance program are included in the accompanying statement of operations.

     Employment Agreements

     The Company has entered into employment agreements with two directors that extend from June 30, 2001 through June 30, 2003. The employment agreements set forth-annual compensation to the two directors of between $50,000 and $157,500 each.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

10.  Related Party Transactions

     A Director of the Company is the principal owner and executive officer of an organization that entered into a consulting agreement with the Company on July 6, 1999. The agreement ends upon the earlier of June 30, 2001; the date upon which the Director is not elected as a Director or is removed as a Director; and the date upon which he does not own more than 50% of the voting power of the organization. Under the agreement, the organization will provide certain services related to developing and implementing actions to increase shareholder value through articulation of a vision for the Company, identifying and reviewing merger and acquisition candidates, obtaining capital (debt or equity) to finance mergers and acquisitions, and recruiting and evaluating candidates for senior executive and director position. Compensation for these services consists of performance options in two quantities of 322,581 each to acquire common stock of the Company at an exercise price of $0.31 per share if the market capitalization of the Company exceeds $30 million for the first quantity and $60 million for the second quantity for 20 of 30 consecutive business days at any time prior to June 30, 2002. As of September 30, 2000, the Company had not achieved the market capitalization levels, which would require the additional compensation.

     Included in accounts payable at September 30, 2000 is $40,983 of interest due the CEO for interest in connection with guaranteeing certain debt of the Company's wholly-owned subsidiary.

11.  Litigation

     In 1998, the Company had appealed the Government's assessment of excessive reprocurement costs against the Company on a manufacturing contract terminated for default. The appeal of the default termination was unsuccessful. As such, the Company had recorded a reserve for $479,000 as of September 30, 1998 for potential losses. In March 1999, the assessment against the Company was settled with the Government for approximately $65,000, resulting in a recovery of approximately $414,000 from the September 30, 1998 estimated loss reserve.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     The Company was a defendant in an arbitration action brought by its former Chairman and CEO, alleging "constructive termination" of an employment agreement. Through a civil claim filed in July 1999 in Denver District Court, the Company asserted damages incurred by the Company for actions taken and not taken by the former Chairman and CEO. The matter was resolved through settlement dated November 19, 1999. The settlement required the Company to pay a total of $236,250 to the former Chairman and CEO and his counsel. All costs of the settlement have paid as of September 30, 2000.

     The Company was the respondent in an arbitration claim by their former Chief Financial Officer, which was filed in August 1999 with the American Arbitration Association. The former CFO claimed that he was constructively discharged and sought severance compensation equal to three year's compensation as allegedly provided for in his employment agreement. The Company asserted that the CFO resigned and was not constructively discharged; therefore he was entitled to no severance compensation. The case was arbitrated in February 2000. In a final decision on April 20, 2000 the arbitrator awarded the CFO $330,000 in separation payments, fees and expenses in the dispute stemming from his employment agreement with the Company. All costs associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000 the Company filed an appeal of that award. The appeal was not sustained. The Company will have to pay the former CFO the awarded sum and has entered into discussion with the former CFO to develop a schedule for the payment.

     The Company was the defendant in a claim for damages by former consultants in July 1999. The Company counterclaimed. As a result of directed mediation the claims were settled and the Company ultimately paid the consultants $175,000 in stock. The settlement resulted in an agreement that the consultants would relinquish its anti-dilution rights to a five-percent ownership in the company subsequent to the February 15, 2000 settlement agreement. The Company is engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position or results of operations of the Company.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     The Company is engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position or results of operations of the Company.

12.  Supplemental Data to Statement of Cash Flows

     Years Ended September 30,                            2000       1999
     =======================================================================

     Cash paid for interest                             $325,722   $438,101

     Non-cash Investing and Financing
        Activities:

     Preferred stock dividend accrued                     18,002     36,723

     Conversion of preferred stock into
        common stock                                     374,213     71,188
     =======================================================================


13.  Subsequent Events

     In February 2001 the Board of Directors approved a recapitalization plan as a precedent to the further execution of the Company's business plan. The Board of Directors authorized a right offering to existing shareholders of their common stock and to certain other qualified parties. The Board established February 28, 2000 as the record date and that the rights would be non-transferable. The terms of the offering have not yet been finalized.

     On February 9, 2001, the Board of Directors approved a loan in exchange for a convertible promissory note of $75,000 from a director. The funds are to be used for certain specified working capital requirements. The Board also approved a resolution authorizing the Company to provide to a related party a security interest in the ownership of their subsidiary, PlanGraphics, Inc. as further collateral for the director providing a standby letter of credit to further collateralized an extension of their subsidiary's line of credit with National City Bank of Kentucky. In a related matter, National City Bank provided an extension of a $500,000 line of credit for their operating subsidiary through April 30, 2001.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements
================================================================================

     In November 2000 the Company announced that they had entered into a Letter of Intent to acquire certain business assets of Microhard Technology, Inc. and Certified Professionals and Engineers, Inc. As a result of due diligence reviews the Company decided to allow the Letter of Intent to lapse without a transaction. Both parties to the Letter of Intent have agreed to work together on a number of strategic and tactical initiatives and to revisit the acquisition discussions in the future. All costs associated with the proposed acquisition have been expensed.


             Integrated Spatial Information Solutions, Inc., and Subsidiary
                         Condensed and Consolidated Balance Sheets

                                                           December 31             September 30
                                                              2000                     2000
                                                           (Unaudited)              (Audited)
------------------------------------------------------------------------------------------------
Assets

Current:
Cash and Cash Equivalents                                  $   107,253               $    20,306
   Accounts receivable (net of allowance
      for doubtful accounts of $3,462 and $1,007)            1,520,984                 1,386,774
   Prepaid expenses and other                                  115,730                   172,154
------------------------------------------------------------------------------------------------
Total current assets                                         1,743,967                 1,579,234
------------------------------------------------------------------------------------------------

Property and Equipment:
   Land and building under capital
         lease - related party                               1,866,667                 1,866,667
   Equipment and furniture                                     706,668                   699,165
   Other leased assets                                         255,602                   255,600
------------------------------------------------------------------------------------------------
                                                             2,828,937                 2,821,432
Less accumulated depreciation and amortization              (1,154,730)               (1,084,027)
------------------------------------------------------------------------------------------------
Net property and equipment                                   1,674,207                 1,737,405
------------------------------------------------------------------------------------------------

Other Assets:

Goodwill, net of accumulated amortization                    4,221,286                 4,312,267
Other                                                           83,270                   102,975
------------------------------------------------------------------------------------------------

Total other assets                                           4,304,556                 4,415,241
------------------------------------------------------------------------------------------------

                                                           $ 7,722,731               $ 7,731,880

------------------------------------------------------------------------------------------------

See accompanying notes to financial statements

                                                                                            F-36




                     Integrated Spatial Information Solutions, Inc., and Subsidiary
                                Condensed and Consolidated Balance Sheets

                                                          December 31               September 30
                                                             2000                       2000
                                                          (Unaudited)                 (Audited)
-------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current:
Notes payable - current maturities                        $    780,762               $    559,647
Obligations under capital lease - current                        6,431                     13,286
Obligations under capital
         leases - related party - current                       96,735                     90,091
Checks written against future deposits                          32,186                     61,612
Accounts payable                                             1,065,655                    871,288
Accrued payroll costs and vacation                             320,061                    325,613
Accrued expenses                                               494,008                    696,841
Deferred revenue                                               192,972                    201,578
                                                                                     ------------
Total current liabilities                                    2,988,810                  2,819,956
-------------------------------------------------------------------------------------------------

Long-term Liabilities
Obligations under capital leases - related party             1,687,853                  1,712,217
-------------------------------------------------------------------------------------------------
Total liabilities                                            4,676,664                  4,532,173
-------------------------------------------------------------------------------------------------

Commitments and Contingencies:

Stockholders' Equity:
Cumulative convertible preferred stock,
  $.001 par value, 20,000,000 shares authorized,
  none outstanding                                                --                         --

Common stock, no par value, 2,000,000,000
  shares authorized, 19,382,955 and
  18,674,382 shares issued and outstanding
  at December 31, and September 30, 2000,
  respectively                                              14,430,115                 14,254,487
    Common stock to be issued                                     --                       25,000
Additional paid-in capital                                   3,465,866                  3,400,882
Accumulated deficit                                        (14,849,914)               (14,480,662)
-------------------------------------------------------------------------------------------------
Total stockholders' equity                                   3,046,067                  3,199,707
-------------------------------------------------------------------------------------------------
                                                          $  7,722,731               $  7,731,880

-------------------------------------------------------------------------------------------------

See accompanying  notes to financial statements

                                                                                             F-36





              Integrated Spatial Information Solutions, Inc., and Subsidiary
                   Condensed and Consolidated Statements of Operations
                                        (Unaudited)

Three Months Ended December 31,                               2000                 1999
-------------------------------------------------------------------------------------------

Revenues                                                 $  1,649,022          $  1,806,145
-------------------------------------------------------------------------------------------

Costs and expenses:
   Salaries and employee benefits                             369,240               458,429
   Direct contract costs                                      968,271             1,018,418
   General & Administrative Costs                             290,287               294,267
   Marketing Costs                                             40,829                47,716
   Being Public & Corporate Affairs                           118,291                14,398
   Other operating costs                                      164,183               181,482
-------------------------------------------------------------------------------------------
Total costs and expenses                                    1,951,101             2,014,710
-------------------------------------------------------------------------------------------
Operating loss                                               (302,079)             (208,565)
-------------------------------------------------------------------------------------------

Other Income (expense):
   Interest expense                                           (80,597)              (73,102)
   Other income(expense)                                       13,424                15,942
-------------------------------------------------------------------------------------------
Total other income (expense)                                  (67,173)              (57,160)
-------------------------------------------------------------------------------------------
Net loss                                                     (369,252)             (265,725)
-------------------------------------------------------------------------------------------
Preferred stock dividends                                        --                  (8,850)
-------------------------------------------------------------------------------------------
Net loss attributable to
    common stockholders                                  $   (369,252)         $   (274,575)
-------------------------------------------------------------------------------------------
Basic and diluted loss per common share:
Loss from continuing operations attributable to
   common stockholders                                   $      (0.02)         $      (0.02)
Loss attributable to common stockholders                        (0.02)                (0.02)
-------------------------------------------------------------------------------------------

Weighted average number of shares of
   common stock outstanding                                19,112,635            13,340,118

-------------------------------------------------------------------------------------------

See accompanying notes to financial statements


                                                                                       F-37



           Integrated Spatial Information Solutions, Inc., and Subsidiary
                 Condensed and Consolidated Statements of Cash Flow
                                     (Unaudited)

Three Months Ended December 31,                                 2000                    1999
-----------------------------------------------------------------------------------------------

Operating Activities
Net loss                                                     $(369,252)               $(265,725)
Adjustments to reconcile net loss to
  net cash used in operating activities:
     Depreciation and amortization                             161,684                  181,483
     Provision for losses on accounts receivable                 2,456                  (30,000)
     Stock options and warrants issued/to be
        issued for services performed                           81,000                   (5,291)
     Sale of assets                                               --                     (1,213)
Changes in operating assets:
     (Increase) decrease in accounts receivable                (81,692)                (124,188)
     (Increase) decrease in other assets                        26,191                  (32,556)
     Increase in accounts payable                               29,543                  284,255
     Decrease (increase) in accrued expenses                   (49,561)                (309,191)
     Increase (decrease) in deferred revenue                    (8,142)                 131,082
      Increase in deposits                                      (5,500)                 (67,266)
-----------------------------------------------------------------------------------------------

Net cash used in operating activities                         (213,273)                (238,610)
-----------------------------------------------------------------------------------------------

Investing Activities:
Purchase of equipment                                           (7,507)                 (88,317)
-----------------------------------------------------------------------------------------------
Net cash used in investing activities                           (7,507)                 (88,317)
-----------------------------------------------------------------------------------------------

Financing Activities
Payments on checks written against future deposits             (29,426)                    --
Proceeds from borrowing                                        185,000                     --
Payments on debt                                                11,541                  (94,435)
Proceeds from exercise of stock options                         20,612                     --
Proceeds from Issuance of common stock                         120,000                  156,041
Payments on stock repurchase liability                            --                    (25,738)
-----------------------------------------------------------------------------------------------
Net cash provided by financing activities                      307,727                   35,838
-----------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                 86,947                 (291,059)

Cash and cash equivalents, beginning of period                  20,306
                                                                                        373,825
-----------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                     $ 107,253                $  82,766

-----------------------------------------------------------------------------------------------

See accompanying notes to financial statements

                                                                                           F-38

                 Integrated Spatial Information Solutions, Inc.

                                and Subsidiaries

            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

(1) Condensed and Consolidated Financial Statements

The condensed and consolidated financial statements included herein have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. We believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed and consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our consolidated financial position as of December 31, 2000, the consolidated results of our operations for the three-month periods ended December 31, 2000, and 1999 and statements of cash flows for the three-month periods then ended.

The accounting policies followed by us are set forth in the annual report of September 30, 2000, filed on Form 10-KSB and the audited consolidated financial statements in it with the accompanying notes. While management believes the procedures followed in preparing these consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by us later in the year.

The consolidated results of operations for the three-month period ended December 31, 2000, are not necessarily indicative of the results to be expected for the full year ending September 30, 2001.

(2) Accounts Receivable

The components of accounts receivable are as follows:

                                              December 31         September 30
                                                 2000                 2000
--------------------------------------------------------------------------------

Contract Receivables:
   Billed                                       1,197,162            1,225,741
   Unbilled                                       327,284              162,040
--------------------------------------------------------------------------------
                                                1,524,446            1,387,781

Less allowance for doubtful accounts                3,462                1,007
--------------------------------------------------------------------------------

Accounts receivable, net                     $ 1,520,984            $1,386,774

Deferred revenue amounts were $127,6821 and $130,788 at December 31. 2000 and September 30, 2000, respectively, which represents amounts billed in excess of amounts earned.

We have historically received greater than 10% of annual revenues from one customer. One customer accounted for 37.5% of revenue for the quarter ended December 31, 2000, compared to 15.6% of revenue for the largest customer for the quarter ended December 31, 1999. In addition, at December 31, 2000 two customers accounted for 32.0% and 13.2% of accounts receivable, compared to two customers who accounted for 15.8% and 11.4% of accounts receivable at December 31, 1999.

(3) Provision for Income Taxes

At the beginning of the fiscal year we had net operating loss carryforwards of $9.8 million with expirations through 2020. At December 31, 2000, the amount of the net operating loss carryforward balance is estimated at $10.1 million. We expect to incur a minimal amount of alternative minimum tax for the fiscal year. Since we are unable to determine that deferred tax assets exceeding tax liabilities are more likely than not to be realized, we will record a valuation allowance equal to the excess deferred tax assets at fiscal year end.

(4) Going Concern Issues

As a result of recurring losses from operations over several years, negative cash flows and certain other factors, the report of our independent certified public accountants for the fiscal year ended September 30, 2000 includes a qualification statement in the audit opinion expressing substantial doubt about our ability to continue as a going concern. Management believes that we have the capacity to address our immediate needs for cash and liquidity through an aggressive approach on a number of fronts. We have entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. We also have reduced or delayed expenditures on items that are not critical to operations. The credit line available to our subsidiary organization has been extended through April 30, 2001. We have initiated a recapitalization effort based on a rights offering to shareholders of our common stock. Furthermore, during the course of FY 2000 we reduced monthly operational cash flow in excess of $27,000 per month and made final payments to our former CEO and to a former shareholder of PlanGraphics as well as "right" sizing our office leases. We recommend you review the Form 10-KSB for September 30, 2000 and read the more extensive Going Concern discussion at the beginning of Item 6, Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing on page 12 of that report and footnote 1 to the consolidated financial statements.

(5) Litigation

We were the respondent in an arbitration claim by our former Chief Financial Officer filed in August 1999 with the American Arbitration Association in Jacksonville, Florida. He claimed that he was constructively discharged and sought severance compensation equal to three year's compensation as allegedly provided for in his employment agreement. We asserted that he resigned and was not constructively discharged; therefore he was entitled to no severance compensation. The case was arbitrated in February 2000. In a final decision on April 20, 2000 the arbitrator awarded him, a total of $330,000 in separation payments, fees and expenses in the dispute stemming from his employment agreement with us. All costs associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000 we filed an appeal of that award in State Circuit Court for Duval County, Florida. The appeal was not sustained. We will have to pay our former CFO the awarded sum and have entered into discussion with him to develop a schedule for the payment. At this point in time the payment schedule has not yet been finalized.

(6) Sale of Common Stock

During a limited private offering that began in the fourth quarter of this fiscal year we sold 630,000 shares of our common stock and raised $157,500 with accredited investors and certain affiliates of our company. The offering consisted of $1,000 units each of which included 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. We expect to receive a portion of the offering, $12,500 for 50,000 shares, in the ensuing quarter. The resulting shares from the offering have not been registered with the Securities and Exchange Commission and the resulting shares of stock are subject to the restrictions in Rule 144. The issuance of this common stock in this transaction was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) promulgated under Section 3(b) of the 1933 Act.

(7) Lease Obligations

We lease various equipment as well as facilities under capital and operating leases that expire through the year 2005 as noted in Note 7 to the Consolidated Financial Statements in Form 10-KSB September 30, 2000.

(8) Subsequent Events

On February 9, 2001 the Board of Directors approved a recapitalization plan as a precedent to the further execution of the company's business plan. The Board of Directors authorized a rights offering to existing shareholders of our common stock and to certain other qualified parties. The Board directed management to prepare the S-1 registration statement and related prospectus documents and to file them with the SEC. The Board established March 16, 2001 as the record date and that the rights would be non-transferable. The company determined that it would establish and announce the pricing, volume, subscription ratio, other terms of the offering and the anticipated issuance date at the time of its filings with the SEC. The offering will be completed during the first half of calendar year 2001.

On February 9, 2001, the Board of Directors also approved a loan of $75,000 and we entered into a convertible promissory note payable to an entity controlled by a director. The proceeds are to be used for certain specified working capital requirements. The note matures on October 21, 2001 and is convertible into our common stock at the option of the holder at a designated conversion price of $0.07 per share or the price per share of any rights offering, whichever is lower. The Board also approved a resolution authorizing us to provide to a related party a security interest in the ownership of our subsidiary, PlanGraphics, Inc. as collateral for providing a standby letter of credit to further collateralize an extension of our subsidiary's line of credit with National City Bank of Kentucky. In a related matter, National City Bank provided an extension of a $500,000 line of credit for our operating subsidiary through April 30, 2001. See the discussion in Item 6, Management Discussion and Analysis in our Form 10-KSB for the fiscal year ended September 30, 2000.

We previously reported that our backlog of contracts and assignments increased from $8.6 million as of September 30, 2000 to $9.3 million as of December 31, 2000 an increase of 8% from the prior quarter and 102% from the comparable period in the prior year.

In November 2000 we announced that we entered into a Letter of Intent to acquire certain business assets of both Microhard Technology, Inc and Certified Professionals and Engineers, Inc. As a result of due diligence reviews we decided to allow the Letter of Intent to lapse at the end of January, 2001 without a transaction. Both parties to the Letter of Intent have agreed to work together on a number of strategic and tactical initiatives and to revisit the acquisition discussions in the future.

(9) Net Loss Per Common Share.

We have adopted Statement of Financial Accounting Standard ("SFAS") No. 128 issued by the Financial Accounting Standards Board. SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, in order to disclose fully diluted earnings per share, when appropriate.

As we incurred net losses in both three month periods ending December 31, none of our outstanding options or warrants were included in the computation of diluted earnings per share as their effect would be anti-dilutive. The total of warrants and options outstanding at December 31, 2000 and December 31, 1999 were 7,008,405 and 6,941,201, respectively.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ISIS is incorporated in the state of Colorado. As permitted by the Colorado Business Corporation Act, the articles of incorporation of ISIS eliminate the liability of directors to ISIS or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Colorado Business Corporation Act.

     The articles of incorporation provide that ISIS will indemnify any and all of its directors and officers against expenses actually and necessarily incurred to them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being a director or officer of ISIS except in relation to matters to which any such director or officer shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

     In addition, the articles of incorporation provide that, to the furthest extent provided by applicable law, no director of ISIS shall have any personal liability form monetary damages to ISIS or its shareholders for breach of fiduciary duty as a director, except that indemnity is not provided to a director whose conduct involves (1) a breach of the director's duty of loyalty to ISIS or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) acts specified in section 7-5-114 of the Colorado Business Corporation Act, or (4) any transaction from which the director derived an improper personal benefit.

     The bylaws of ISIS provide similar indemnification provisions.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, payable by ISIS, in connection with the sale of the common stock being registered (all amounts are estimated except the Commission Registration Fee).

Commission registration fee.......................................     $    700

Blue Sky fees and expenses........................................     $

Legal fees and expenses...........................................     $ 50,000

Accounting fees and expenses......................................     $ 25,000

Subscription agent fees...........................................     $ 30,000

Printing expenses.................................................     $ 10,000
                                                                       --------

         Total                                                         $
                                                                       ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Over the past three years, ISIS has issued the following shares without registering them under the Securities Act of 1933:

o During September 2000, ISIS initiated a private placement of units under which 157 units were subscribed to by a total of six accredited investors at a price of $1,000 per unit, or total consideration of $157,000. Each unit consisted of 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. The units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o In March 2000, ISIS sold 806,452 units in a private offering to two accredited purchasers, or total consideration of $240,500. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at $0.65 per share. The units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o In January 2000, ISIS sold 213 units in a private offering to six accredited purchasers at a price of $1,000 per unit, or total consideration of $213,000. Each unit consisted of 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. The units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o On August 19, 1998, ISIS sold a total of 700 shares of its Series A Preferred Stock in a private offering. The total offering price was $700,000 and the sale was made to two entities who represented to ISIS that they were sophisticated investors. The Ridgefield Group of Ridgefield, Connecticut acted as ISIS's placement agent for the transaction. The Company paid commissions of 12% of the total offering price to The Ridgefield Group. The Series A Preferred Stock was convertible to shares of common stock. On November 14, 1998, the Securities and Exchange Commission declared effective a registration statement of ISIS that included the underlying common stock. Shares issued pursuant to this offering have all converted to shares of common stock.

o On August 18, 1998, ISIS sold 57,142 shares of its common stock to two sophisticated investors in a private placement. ISIS received cash proceeds of $50,000. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o On April 17, 1998, ISIS sold 480,000 shares of its common stock to eight accredited investors in a private placement. The Company received cash proceeds of $540,000. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o On April 1, 1998, ISIS sold 125,000 shares of its common stock to two accredited investors, one of whom was affiliated with the Company. The Company received cash proceeds of $88,000. The shares were issued in reliance on an exemption from registration under Section 4(2) of the

     Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.


ITEM 27. EXHIBITS

Exhibit
Number   Description of Exhibit
------   ----------------------

2.1 Acquisition Agreement between DCX, Inc. and PlanGraphics, Inc. (filed with Current Report, Form 8-K, on September 24, 1997 and incorporated herein by reference)

3.1 Amended and Restated Articles of Incorporation of ISIS (filed with our Definitive Proxy Statement dated May 3, 1991 and incorporated herein by reference).

3.2 Articles of Amendment to the Articles of Incorporation dated November 6, 1996 (filed with Current Report, Form 8-K, on November 27, 1996 and incorporated herein by reference).

3.3 Articles of Amendment to the Articles of Incorporation dated July 30, 1997 (filed with Current Report, Form 8-K, on August 15, 1997 and incorporated herein by reference).

3.4 Bylaws of ISIS (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.1 Specimen Stock Certificate (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.2 ISIS 1991 Stock Option Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS 1995 Stock Incentive Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS Equity Incentive Plan (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

4.5 ISIS Equity Compensation Plan (filed with Registration Statement on Form S-8 on September 8, 1999 and incorporated herein by reference).

4.6 Warrants, dated January 15, 1997, issued to Transition Partners Limited and Copeland Consulting Group, Inc. (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.7 Warrants, dated October 15, 1997, issued to Transition Partners Limited and Copeland Consulting Group, Inc. (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.9 Warrant, dated October 24, 1997, issued to Gerald Alexander (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.10 Warrants, dated August 19, 1998, issued to Libra Finance and The Ridgefield Group (filed with Current Report, Form 8-K, on August 20, 1998 and incorporated herein by reference).

4.11** Form of Warrant to be issued to Crossways Consulting Group, Inc. and Brean Murray & Co., Inc.

5.1**     Opinion and Consent of Davis Graham & Stubbs LLP.

10.1**    Subscription Agent Agreement with Computershare Trust Company, Inc.

10.2* Agreement for Services with Crossways Consulting Group, Inc. dated February 28, 2001.

10.3*     Letter Agreement with Brean Murray & Co., Inc. dated March 13, 2001.

10.4 Executive Employment Agreement dated March 28, 1997 between ISIS and Frederick G. Beisser (filed with Quarter Report on Form 10-QSB on May 14, 1997 and incorporated herein by reference).

10.2 Executive Employment Agreement dated September 22, 1997 between ISIS and John C. Antenucci (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.3 Executive Employment Agreement dated September 22, 1997 between ISIS and J. Gary Reed (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.4 Agreement for Services dated July 6, 1999 between ISIS and Gary S. Murray (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.5 Consulting Services Agreement dated July 6, 1999 between ISIS and Human Vision L.L.C. (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.6 Convertible Promissory Note by and between ISIS and Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.7 Stock Pledge Agreement by and between ISIS and Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.8 Guaranty by ISIS in favor of Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

21 List of Subsidiaries (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

23*       Consent of BDO Seidman, LLP

-------------------
*        Filed herewith.
**       Final form to be filed via amendment.


ITEM 28. UNDERTAKINGS

The undersigned hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) It will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. In addition, if the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, it will file a post-effective amendment to state the terms of such offering.

(5) For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by it under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Frankfurt, State of Kentucky on March 23, 2001.


                               INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.


                               By: /s/  John C. Antenucci
                                   ---------------------------------------------
                                    John C. Antenucci
                                    President and Acting Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Antenucci and Frederick G. Beisser, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ John C. Antenucci               President, Director and Acting Chief                March 23, 2001
---------------------------         Executive Officer
John C. Antenucci

/s/ Fred G. Beisser                 Vice President - Finance and Administration         March 23, 2001
---------------------------         Secretary, Treasurer and Director (Principal
Frederick G. Beisser                Financial and Accounting Officer)

/s/ Gary S. Murray                  Chairman and Director                               March 23, 2001
---------------------------
Gary S. Murray

/s/ J. Gary Reed                    Director                                           March 23, 2001
---------------------------
J. Gary Reed

/s/ Ray O'Mara                      Director                                           March 23, 2001
---------------------------
Ray O'Mara


                                  EXHIBIT INDEX

Exhibit
Number   Description of Exhibit
------   ----------------------

2.1 Acquisition Agreement between DCX, Inc. and PlanGraphics, Inc. (filed with Current Report, Form 8-K, on September 24, 1997 and incorporated herein by reference)

3.1 Amended and Restated Articles of Incorporation of ISIS (filed with our Definitive Proxy Statement dated May 3, 1991 and incorporated herein by reference).

3.2 Articles of Amendment to the Articles of Incorporation dated November 6, 1996 (filed with Current Report, Form 8-K, on November 27, 1996 and incorporated herein by reference).

3.3 Articles of Amendment to the Articles of Incorporation dated July 30, 1997 (filed with Current Report, Form 8-K, on August 15, 1997 and incorporated herein by reference).

3.4 Bylaws of ISIS (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.1 Specimen Stock Certificate (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.2 ISIS 1991 Stock Option Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS 1995 Stock Incentive Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS Equity Incentive Plan (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

4.5 ISIS Equity Compensation Plan (filed with Registration Statement on Form S-8 on September 8, 1999 and incorporated herein by reference).

4.6 Warrants, dated January 15, 1997, issued to Transition Partners Limited and Copeland Consulting Group, Inc. (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.7 Warrants, dated October 15, 1997, issued to Transition Partners Limited and Copeland Consulting Group, Inc. (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.9 Warrant, dated October 24, 1997, issued to Gerald Alexander (filed with Registration Statement on Form S-3 on November 7, 1997 and incorporated herein by reference).

4.10 Warrants, dated August 19, 1998, issued to Libra Finance and The Ridgefield Group (filed with Current Report, Form 8-K, on August 20, 1998 and incorporated herein by reference).

4.11** Form of Warrant to be issued to Crossways Consulting Group, Inc. and Brean Murray & Co., Inc.

5.1**     Opinion and Consent of Davis Graham & Stubbs LLP.

10.1**    Subscription Agent Agreement with Computershare Trust Company, Inc.

10.2* Agreement for Services with Crossways Consulting Group, Inc. dated February 28, 2001.

10.3*     Letter Agreement with Brean Murray & Co., Inc. dated March 13, 2001.

10.4 Executive Employment Agreement dated March 28, 1997 between ISIS and Frederick G. Beisser (filed with Quarter Report on Form 10-QSB on May 14, 1997 and incorporated herein by reference).

10.2 Executive Employment Agreement dated September 22, 1997 between ISIS and John C. Antenucci (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.3 Executive Employment Agreement dated September 22, 1997 between ISIS and J. Gary Reed (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.4 Agreement for Services dated July 6, 1999 between ISIS and Gary S. Murray (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.5 Consulting Services Agreement dated July 6, 1999 between ISIS and Human Vision L.L.C. (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.6 Convertible Promissory Note by and between ISIS and Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.7 Stock Pledge Agreement by and between ISIS and Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.8 Guaranty by ISIS in favor of Human Vision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

21 List of Subsidiaries (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

23*       Consent of BDO Seidman, LLP

-------------------
*        Filed herewith.
**       Final form to be filed via amendment.